Filed Pursuant to Rule 424(b)(5)
Registration No. 333-181699

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 8, 2012)

6,000,000 Shares of Common Stock

We are offering 6,000,000 shares of our common stock, par value $.001 per share. Shares of our common stock trade on The NASDAQ Global Market under the symbol “BGMD.” On January 24, 2013, the last reported sale price of our common stock was $2.48 per share.

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$2.00	$12,000,000
Underwriting discounts and commissions(1)	$0.12	$450,000
Proceeds to us (before expenses)(1)	$1.88	$11,550,000

Certain of our directors and their affiliates have agreed to purchase an aggregate of $4.5 million of shares of common stock in this offering at the public offering price.

We estimate the total expenses of this offering payable by us, excluding the underwriting discounts and commissions, will be approximately $465,000. We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to 900,000 additional shares of our common stock at the public offering price per share, less the underwriting discounts and commissions, solely to cover over-allotments, if any.

We anticipate that delivery of the shares will be made through the facilities of the Depository Trust Company on or about January 30, 2013, subject to customary closing conditions.

(1)	The underwriter will not receive an underwriting discount on the sale of 2,250,000 shares to our directors and their affiliates.

Sole Book-Running Manager

LAZARD CAPITAL MARKETS

Prospectus supplement dated January 25, 2013.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the underwriter has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and in the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” in the accompanying prospectus, respectively.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

All references in this prospectus supplement and the accompanying prospectus to “BG,” “BG Medicine,” the “Company,” “we,” “us,” “our,” or similar references refer to BG Medicine, Inc., except where the context otherwise requires or as otherwise indicated.

“BG Medicine,” the BG Medicine logo, BGM Galectin-3 and CardioSCORE are trademarks and service marks of BG Medicine, Inc. Other service marks, trademarks and trade names appearing in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement, our consolidated financial statements and the related notes thereto and the other documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus and the information included in any free writing prospectus that we have authorized for use in connection with this offering.

BG Medicine, Inc.

Overview

We are a diagnostics company focused on the development and commercialization of novel cardiovascular diagnostic tests to address significant unmet medical needs, improve patient outcomes and contain healthcare costs. We are currently commercializing two diagnostic tests, the first of which is the BGM Galectin-3® test, which is available in the United States for use as an aid in assessing the prognosis of patients diagnosed with chronic heart failure and in Europe for use as an aid in assessing the prognosis of patients diagnosed with chronic heart failure or acute heart failure, and for screening individuals in the general adult population who are at risk for developing new-onset heart failure. Our second diagnostic test is the CardioSCORE™ test, which is designed to identify individuals at high risk for near-term, significant cardiovascular events, such as heart attack and stroke, and is available in Europe. We and our partners are also actively engaged in expanding the platform, availability and intended uses for our existing products in the United States, Europe and other countries throughout the world, as described below.

BGM Galectin-3 Test

The BGM Galectin-3 test is a novel assay for measuring galectin-3 levels in blood plasma or serum. Galectin-3, a member of the galectin family of proteins, is a biomarker that has been shown to play an important role in heart failure. Heart failure is a condition caused by a combination of diseases or factors that damage or overwork the heart muscle, resulting in its inability to pump blood efficiently to meet the requirements of other body organs. This condition often leads to serious medical complications and is a leading cause of death. According to the American Heart Association, heart failure affects an estimated 5.1 million Americans, with approximately 670,000 new cases occurring each year. The European Society of Cardiology estimates that among countries that it represents there are at least 15 million individuals diagnosed with heart failure. In the United States alone, heart failure is expected to cost the healthcare system an estimated $32 billion in 2013. We believe that our galectin-3 test provides physicians with meaningful information that may lead to more clinically- and cost-effective management of heart failure patients. This test is available in the United States for use as an aid in assessing the prognosis of patients diagnosed with chronic heart failure and in Europe for use as an aid in assessing the prognosis of patients diagnosed with chronic heart failure or acute heart failure, and for screening individuals in the general adult population who are at risk for developing new-onset heart failure. The test is available in two versions, a microtiter plate version, which we refer to as the manual version, and automated immunoassay versions, which we refer to as automated versions.

Manual Version – A manual version of the BGM Galectin-3 test received 510(k) clearance from the U.S. Food and Drug Administration, or FDA, in late 2010 for use in patients with chronic heart failure who are at increased risk for hospitalizations or death based on elevated levels of galectin-3. The test is commercially available in the United States, as well as in Europe under a CE Mark, which was obtained in October 2009. This manual version of our test is being marketed in the United States through several regional and national laboratory testing facilities and in Europe through our distribution partner.

In the United States, the payment rate at which the manual version of the BGM Galectin-3 test is reimbursed by the Centers for Medicare and Medicaid Services, or CMS, is $17.80 per test. This payment rate was assigned by CMS under a new, analyte-specific Current Procedural Terminology, or CPT, code, which took effect on January 1, 2013 for the 2013 fee schedule. We are in the process of applying to CMS to request a higher payment rate for the 2014 fee schedule, though there can be no assurance that we will be successful obtaining a higher rate.

In November 2012, we revised our commercial strategy to speed the adoption and increase the sales of the manual version of the BGM Galectin-3 test by focusing on the increasingly urgent need for hospitals to reduce their rates of unplanned patient readmissions, in response to new guidelines from CMS that went into effect on October 1, 2012. The guidelines seek to reduce the number of unplanned readmissions by imposing financial penalties on hospitals and other healthcare providers, expected to reach an aggregate of nearly $300 million in 2013 and nearly $1 billion by 2015, if reductions in readmission rates are not made. Because it has been demonstrated that heart failure patients with elevated levels of galectin-3 are two-to-three times more likely than other heart failure patients to be readmitted to the hospital within 30 days of discharge, we believe that identifying these high-risk patients through galectin-3 testing is a potentially valuable and cost-effective tool in hospitals’ strategies to reduce unplanned 30-day readmissions.

Also as part of our revised strategy, we are transforming our current field sales force from an awareness- and education-focused organization into one with a sales mission and growth strategy. Our new field sales force will focus initially on promoting galectin-3 testing at a core group of hospitals with higher-than-average readmission rates, which are at risk of incurring significant financial penalties due to the new CMS rules. In addition, as part of our new strategy, we have taken steps to open our own clinical laboratory certified under the Clinical Laboratory Improvement Amendments, or CLIA, in order to increase sales of the manual version of the BGM Galectin-3 test and other cardiovascular diagnostic tests we may offer. Subject to receipt of the requisite licensure from the Commonwealth of Massachusetts and other required certifications, we expect to open our CLIA lab in the first half of 2013. We expect that having our own CLIA lab will support sales made directly by us to hospitals and other healthcare providers.

Automated Versions – We have partnered with four leading diagnostic instrument manufacturers which are developing automated instrument versions of our galectin-3 test, which we expect will result in broader customer acceptance and clinical adoption of our galectin-3 test. To execute this element of our commercialization strategy, we have entered into worldwide license, development and commercialization agreements with Abbott Laboratories, or Abbott, Alere Inc., or Alere, bioMérieux SA, or bioMérieux, and Siemens Healthcare Diagnostics Inc., or Siemens, for the development of our galectin-3 test on their automated instruments, including point-of-care instruments, which are utilized within hospitals and other medical organizations. We believe that through these four partners we will have broad access to major segments of the diagnostics market, including hospital laboratories, private laboratories, reference laboratories and physician office laboratories, due to the widespread coverage of our partners’ installed bases. Under the agreements, our partners are responsible for developing and commercializing the tests and we are responsible for furthering clinical awareness and developing the market for galectin-3 testing. In addition, these agreements contain provisions that, under certain circumstances, entitle our partners to reduce the royalty amounts payable to us on the sales of their tests in amounts that are subject to negotiation by us and our respective partners. In some cases, our partners’ rights to reduce the royalty amounts are triggered by the CMS payment rate being below certain agreed-upon thresholds and in other cases, our partners’ rights to reduce the royalty amounts payable to us are triggered by the average selling prices for the tests in certain regions being below certain agreed-upon price thresholds. The CMS payment rate for the 2013 calendar year is currently below the agreed-upon CMS payment rate thresholds in these agreements. Accordingly, the current royalty amounts payable to us under these agreements are subject to reduction by our partners, in amounts to be negotiated by us and our respective partners. There can be no assurance that in any renegotiation of these royalty provisions we will be successful in negotiating new rates that will be favorable to us.

Europe – In January 2013, bioMérieux obtained a CE Mark in Europe for an automated version of the BGM Galectin-3 test and is preparing a phased launch of the test in Europe and in certain other territories that recognize the CE Mark. bioMérieux is planning to distribute the test through its VIDAS® immunoassay platform, which is comprised of a broad CE-Marked installed base of instruments throughout Europe and in other countries that recognize CE Mark. In addition, Abbott has advised us that it plans to launch an automated version of the test in Europe, subject to obtaining a CE Mark, which we currently anticipate may occur in the first half of 2013.

United States – Fujirebio, on behalf of Abbott, is our first partner to file for 510(k) regulatory clearance of an automated version of the test in the U.S. Fujirebio is developing the test for use on Abbott’s ARCHITECT® immunochemistry instrument platform. Fujirebio submitted its 510(k) to the FDA in July 2012 and received a letter from the FDA in July 2012 requesting additional information on various matters, including the geographic composition of the patient cohort that provided the blood samples used to support the 510(k). Due to the nature of the additional information requested and the time required to address the FDA’s questions, we believe it is currently unlikely that Fujirebio will be able to submit a complete response to the FDA by the FDA-designated February 25, 2013 deadline. If Fujirebio submits the response by the deadline, the FDA will continue to review the existing 510(k). Alternatively, if Fujirebio is unable to submit the complete response, Fujirebio will withdraw the existing submission and a new 510(k) submission would be required. There can be no assurance as to whether or when Fujirebio may be in position to submit a new 510(k) notification with the FDA, if at all.

BGM Galectin-3 for Assessment of Risk of Developing New-Onset Heart Failure (Additional Indication)

We have also developed our galectin-3 test for a second indication: to identify individuals who do not currently have heart failure, but who are at increased risk for developing heart failure in the future, which we refer to as the additional indication for the BGM Galectin-3 test. In a study of 3,353 adults of the Framingham Heart Study that was published in 2012 in the Journal of the American College of Cardiology, it was demonstrated that individuals with galectin-3 within the highest quartile of values were two to three times more likely to develop heart failure in the subsequent decade relative to those with lower levels of galectin-3. This additional indication would expand the intended use for the BGM Galectin-3 test to include individuals in the general adult population who are at risk for developing heart failure based on elevated levels of galectin-3.

Europe – In May 2012, we obtained a CE Mark in Europe for the additional indication of the BGM Galectin-3 test.

United States – In May 2012, we submitted a 510(k) to the FDA for the additional indication of the BGM Galectin-3 test. In July 2012, we received a letter from the FDA regarding our 510(k) that requested additional information, including information regarding our clinical validation study, the Framingham Heart Study, and additional analytical study data. We submitted our response to the FDA in November 2012, but based on our dialogue with the FDA, the nature of the additional information requested and the time required to address the FDA’s questions regarding various matters including the age of the blood samples used to support our 510(k), we allowed the 510(k) to expire on the January 23, 2013 deadline for submitting our response to the FDA. We are currently evaluating our options for submitting a new 510(k) for the additional indication that will address the FDA’s questions. There can be no assurance as to when we may be in position to submit a new 510(k) for the additional indication to the FDA, if at all.

CardioSCORE Test

Our second product is the CardioSCORE test, a biomarker blood-based test designed as an aid in the assessment of near-term risk for significant cardiovascular events, such as heart attack and stroke. The test is used to identify patients at risk for atherothrombotic cardiovascular disease, commonly known as vulnerable plaque and is a proprietary in vitro diagnostic multivariate index assay that measures the levels of seven protein biomarkers in blood, and integrates the results to yield a single numerical score that is related to an individual’s cardiovascular risk. Our development work to date suggests that CardioSCORE is an improved diagnostic test compared to conventional risk factor-based approaches, such as the Framingham Risk Score. The CardioSCORE test uses laboratory instrumentation and reagents that are available commercially.

Europe – In December 2012, we obtained a CE Mark for the CardioSCORE test, which will enable us to market the test in Europe and other countries that recognize CE Mark. We expect to launch the CardioSCORE test initially in Europe, through one or more specialty laboratory partners, in the first half of 2013.

United States – In December 2011, we submitted a 510(k) to the FDA in order to obtain regulatory clearance to market the CardioSCORE test in the United States as an aid in the assessment of near-term risk for significant cardiovascular events, such as heart attack and stroke. The FDA requested additional information, but due to the time involved in responding to the FDA’s request for additional information, we withdrew the 510(k) on August 8, 2012. Since that time, we have continued our dialogue with the FDA regarding the information that it would require in a new 510(k) for the CardioSCORE test, and as a result of these interactions, we are currently planning to submit a new 510(k) for the CardioSCORE test for which the intended use would be to aid in the assessment of near-term risk for death due to cardiovascular causes. We currently plan to submit our new 510(k) for the CardioSCORE test to the FDA in the second half of 2013.

Preliminary Unaudited Fourth Quarter Financial Information

Set forth below is selected preliminary unaudited consolidated financial information for the three months and the year ended December 31, 2012. We have not yet finalized this information or had it audited by our Independent Registered Public Accounting Firm, and in connection with the completion and audit of our consolidated financial statements for these periods, we may identify items that would require us to make adjustments, which may be material, to the preliminary unaudited operating results described below. We expect to complete our financial statements for the year ended December 31, 2012 in mid-March 2013, which will be after the completion of this offering.

We estimate that our product revenue for the three months ended December 31, 2012 will be approximately $1.0 million and will be approximately $2.6 million for the year ended December 31, 2012, compared to $0.3 million for the three months ended December 31, 2011 and $0.5 million for the year ended December 31, 2011. All product revenue consists of revenue recorded from sales of the manual version of the BGM Galectin-3 test. We estimate that our total revenue for the three months ended December 31, 2012 will be approximately $1.1 million and will be approximately $2.8 million for the year ended December 31, 2012, compared to $0.4 million for the three months ended December 31, 2011 and $1.6 million for the year ended December 31, 2011. Absent the potential reversal of certain estimated accruals described below, we estimate that our operating expenses for the three months ended December 31, 2012 will be approximately $6.3 million and will be approximately $28.2 million for the year ended December 31, 2012, compared to $5.1 million for the three months ended December 31, 2011 and $19.1 million for the year ended December 31, 2011.

As part of our internal control over financial reporting for 2012, we are also evaluating certain accruals relating to 2012 discretionary compensation and terminated biomarker discovery and analysis services agreements which in part relate to our change in commercial strategy which was announced in November 2012. We expect our analysis will result in reversals of these accruals in the three months ended December 31, 2012, because we do not plan to make any future payments against these accruals. We expect the reversals of these accruals to be as much as approximately $2.5 million in the aggregate, which would have the effect of reducing our operating expenses and our net loss by the aggregate amount of the reversals.

We estimate that our net loss for the three months ended December 31, 2012 will be approximately $5.5 million and will be approximately $26.4 million for the year ended December 31, 2012, compared to $4.7 million for the three months ended December 31, 2011 and $17.6 million for the year ended December 31, 2011.

We estimate that our net loss per share for the three months ended December 31, 2012 will be approximately $0.27 and will be approximately $1.31 for the year ended December 31, 2012, compared to $0.23 for the three months ended December 31, 2011 and $1.00 for the year ended December 31, 2011.

We estimate that our combined cash and equivalents at December 31, 2012 was $13.2 million.

Subsequent to the issuance of the December 31, 2011 consolidated financial statements and as disclosed in the Company’s interim condensed consolidated financial statements for the quarter ended September 30, 2012, circumstances arose that raised substantial doubt about the Company’s ability to continue as a going concern. The December 31, 2011 consolidated financial statements and our independent registered public accounting firm’s report thereon have not been updated to disclose this subsequent event. Based on our current operating plans, the estimated net proceeds from this offering, together with existing cash, cash equivalents and marketable securities and the availability of up to $12 million under our common stock purchase agreement with Aspire Capital Fund, LLC, are expected to be sufficient to fund our operations through 2015.

Common Stock Purchase Agreement with Aspire Capital

On January 24, 2013, we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase, at our option, up to an aggregate of $12 million of shares of the Company’s common stock (the “Purchase Shares”) over the two-year term of the Purchase Agreement. As described in more detail below, generally under the Purchase Agreement the Company has two ways it can elect to sell shares of common stock to Aspire Capital on any business day the Company selects: (1) through a regular purchase of up to 100,000 shares at a known price based on the market price of our common stock prior to the time of each sale, and (2) through a volume weighted average price, or VWAP, purchase of a number of shares up to 30% of the volume traded on the purchase date at a price equal to the lesser of the closing sale price or 95% of the VWAP for such purchase date.

Summary of Terms of Purchase Agreement with Aspire Capital

Under the Purchase Agreement, the Company initially will issue 132,743 shares of its common stock to Aspire Capital in consideration for entering into the Purchase Agreement (the “Commitment Shares”). Under the Purchase Agreement, after the SEC declares the initial registration statement effective, on any business day on which the closing sale price of the Company’s common stock equals or exceeds $1.00 per share, over the 24-month term of the Purchase Agreement, the Company has the right, in its sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”) directing Aspire Capital to purchase up to 100,000 Purchase Shares per business day; however, no sale pursuant to such Purchase Notice may exceed $500,000 per business day. Furthermore, in connection with the public offering we commenced on January 24, 2013, we have agreed that we will not sell Purchase Shares to Aspire Capital under the Purchase Agreement for a period of six months following the date of the Purchase Agreement. The purchase price per Purchase Share pursuant to such Purchase Notice (the “Purchase Price”) is the lower of (i) the lowest sale price for the Company’s common stock on the date of sale or (ii) the arithmetic average of the three lowest closing sale prices for the Company’s common stock during the 12 consecutive business days ending on the business day immediately preceding the purchase date of those securities. The applicable Purchase Price will be determined prior to delivery of any Purchase Notice.

In addition, on any date on which the Company submits a Purchase Notice to Aspire Capital in the amount of 100,000 Purchase Shares, the Company also has the right, in its sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase an amount of the Company’s common stock equal to a percentage not to exceed 30% of the aggregate shares of common stock traded on the next business day (the “VWAP Purchase Date”), subject to a maximum number of shares determined by the Company (the “VWAP Purchase Share Volume Maximum”). The purchase price per Purchase Share pursuant to such VWAP Purchase Notice (the “VWAP Purchase Price”) shall be the lower of (i) the closing sale price on the date of sale and (ii) 95% of the volume weighted average price for the Company’s common stock traded on the NASDAQ Global Market on (i) the VWAP Purchase Date if the aggregate shares to be purchased on that date does not exceed the VWAP Purchase Share Volume Maximum, or (ii) the portion of such business day until such time as the aggregate shares to be purchased will equal the VWAP Purchase Share Volume Maximum. Further, if the sale price of the Company’s common stock falls on the VWAP Purchase Date below the greater of (i) 90% of the closing price of our common stock on the business day immediately preceding the VWAP Purchase Date or (ii) the price set by us in the VWAP Purchase Notice (the “VWAP Minimum Price Threshold”), the VWAP Purchase Price will be determined using the percentage in the VWAP Purchase Notice of the total shares traded for such portion of the VWAP Purchase Date prior to the time that the sale price of the Company’s common stock fell below the VWAP Minimum Price Threshold and the volume weighted average price of the common stock sold during such portion of the VWAP Purchase Date prior to the time that the sale price of the common stock fell below the VWAP Minimum Price Threshold.

The number of Purchase Shares covered by, and the timing of, each Purchase Notice or VWAP Purchase Notice are determined by the Company, at its sole discretion. The Company may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed. There are no trading volume requirements or restrictions under the Purchase Agreement. Aspire Capital has no right to require any sales by the Company, but is obligated to make purchases as directed in accordance with the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any cost or penalty. Aspire Capital has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s common stock. The Company did not pay any additional amounts to reimburse or otherwise compensate Aspire Capital in connection with the transaction other than the Commitment Shares. There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement.

The Company’s net proceeds will depend on the Purchase Price, the VWAP Purchase Price and the frequency of the Company’s sales of Purchase Shares to Aspire Capital, which is at our discretion; provided, however, that the maximum aggregate proceeds from sales of Purchase Shares is $12 million under the terms of the Purchase Agreement. The Company’s delivery of Purchase Notices and VWAP Purchase Notices will be made subject to market conditions, in light of the Company’s capital needs from time to time and under the limitations contained in the Purchase Agreement. Unless the Company’s average price per share of shares issued under the Purchase Agreement is equal to or greater than $2.30 per share, the number of shares which may be issued under the Purchase Agreement may not exceed an amount that would result in the Company breaching its obligations under the rules of the NASDAQ Global Market. In particular, the Company may not issue more than 4,106,071 shares, representing 19.99% of the total number of its outstanding shares on January 24, 2013, without obtaining stockholder approval. The Company expects to use proceeds from sales of Purchase Shares for general corporate purposes and working capital requirements.

Registration Rights Obligations to Aspire Capital

Concurrently with its entering into the Purchase Agreement, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Aspire Capital, dated January 24, 2013. The Registration Rights Agreement provides, among other things, that the Company will file one or more registration statements, as necessary, to register under the Securities Act of 1933, as amended, the sale of the shares of common stock that have been and may be issued to Aspire Capital under the Purchase Agreement (collectively, the “Securities”). The Company agreed to file an initial registration statement registering the sale of the Securities by Aspire Capital with the Securities and Exchange Commission (the “SEC”) on or before April 29, 2013. The Company further agreed to keep the registration statement effective and to indemnify Aspire Capital for certain liabilities in connection with the sale of the Securities under the terms of the Registration Rights Agreement.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is not a complete description of all of the terms of those agreements. For a complete description of all the terms, we refer you to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to our Current Report on Form 8-K filed on January 24, 2013.

Company information

We maintain our operations at 610 Lincoln Street North, Waltham, Massachusetts 02451, and our phone number is (781) 890-1199. Our Internet website address is www.bg-medicine.com. The information contained on our website and any other website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and does not constitute a part of this prospectus supplement or the accompanying prospectus. We have included our website address as a factual reference and do not intend it to be an active link to our website.

THE OFFERING

Common stock offered by us in this offering	6,000,000 shares

Over-allotment option	900,000 shares

Common stock to be outstanding after this offering	26,515,398 shares (or 27,415,398 shares if the underwriter exercises in full its over-allotment option to purchase additional shares)

Use of proceeds	We intend to use any net proceeds from the sale of securities under this prospectus for our operations, including, but not limited to, the commercialization of our cardiovascular diagnostic tests in the United States and Europe, and for other general corporate purposes, including capital expenditures, licensing of intellectual property, repayment of indebtedness and working capital. See “Use of proceeds.”

Risk factors	You should read the “Risk Factors” section of this prospectus supplement beginning on page S-10 for a discussion of factors to consider before deciding to purchase shares of our common stock.

NASDAQ Global Market symbol	BGMD

Potential purchases by existing stockholders	Certain of our directors and their affiliates, Flagship Ventures and Stelios Papadopoulos, have agreed to purchase an aggregate of $4.5 million of shares of common stock in this offering at the public offering price, but the underwriter will not receive an underwriting discount on any such sales.

The number of shares of common stock to be outstanding after this offering is based on 20,515,398 shares outstanding as of December 31, 2012, and excludes as of such date:

•	2,784,933 shares of our common stock issuable upon exercise of stock options outstanding under our stock plans, at a weighted average exercise price of $5.81 per share;

•	1,086,343 shares of common stock issuable upon the exercise of outstanding warrants as of December 31, 2012, with a weighted-average exercise price of $0.83 per share;

•	807,158 shares of our common stock available for future grant or issuance pursuant to our stock plan and employee stock purchase plan.

The number of shares of common stock to be outstanding after the offering also excludes 132,743 shares of our common stock to be issued to Aspire Capital Fund, LLC, or Aspire Capital, pursuant to a Common Stock Purchase Agreement dated January 24, 2013, and up to an aggregate of $12.0 million in shares of our common stock (or approximately an additional 3,973,328 shares of common stock that may be sold by us to Aspire Capital under the Common Stock Purchase Agreement over a period of 24 months, subject to the terms thereof, including limitations imposed by NASDAQ’s stockholder approval requirements.

Unless we specifically state otherwise, all information in this prospectus supplement assumes that the underwriter does not exercise its option to purchase up to 900,000 additional shares of our common stock.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider the following risk factors, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to purchase any of our common stock. The risks and uncertainties described below and incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may become important factors that affect us. If any of these risks occur, our business could suffer, the market price of our common stock could decline and you could lose all or part of your investment.

Risks Related to Our Business and Strategy

We are an early stage commercial company with a history of losses resulting from our research and development efforts, we expect to incur losses for at least the next several years, and we may never achieve profitability.

We have incurred substantial net losses since our inception in February 2000. For the years ended December 31, 2012, 2011 and 2010, we incurred net losses of $26.4 million, $17.6 million and $17.2 million, respectively. Our accumulated deficit was approximately $139.7 million at December 31, 2012. We expect to continue to incur substantial net losses for at least the next several years, and these losses are likely to increase in the near-term.

Historically, we have generated limited revenue from our biomarker discovery and analysis services agreements. In addition, we are in the process of transitioning into a commercial organization and to date, have generated a limited amount of product revenue. Our first product, the BGM Galectin-3® test for heart failure, received clearance from the U.S. Food and Drug Administration, or FDA, in late 2010 and is commercially available throughout the United States, and in Europe under a CE Mark. This manual version of our test is being marketed in the United States through several regional and national laboratory testing facilities. As we continue to grow our commercial operations to support the sales and marketing of our galectin-3 test, as well as continue our development efforts for additional diagnostic test candidates, our expenses are expected to increase. Accordingly, we will need to generate significant revenue to achieve profitability.

Even as we increase our sales for our galectin-3 test, launch automated versions of our galectin-3 test, and launch the CardioSCORE TM test, we expect our losses to continue as a result of our increased manufacturing, sales and marketing expenses to support our commercial operations, as well as ongoing research and development expenses. These losses, among other things, have had and will continue to have an adverse effect on our working capital, total assets and stockholders’ equity. Because of the numerous risks and uncertainties associated with our product development and commercialization efforts, we are unable to predict when we will become profitable, and we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we are unable to achieve and then maintain profitability, our business, financial condition and results of operations will be negatively affected and the market value of our common stock will decline.

Our business is dependent on our ability to successfully develop and commercialize novel diagnostic products and services based on biomarkers. If we fail to develop and commercialize diagnostic products, we may be unable to execute our business plan.

Historically, we have generated revenue from initiatives, collaborations and biomarker discovery and analysis services agreements with pharmaceutical companies and healthcare organizations. Our current business strategy, however, focuses on developing and commercializing diagnostic products and services based on biomarkers, and we do not expect to continue to receive significant revenue from performing biomarker discovery and analysis services for third parties. To that end, in November 2012, we implemented a strategic reorganization in our research and development department, away from our previous focus on early stage discovery and toward a more commercially-oriented role in support of studies designed to further differentiate and support the BGM Galectin-3 and CardioSCORE tests in the marketplace. The success of our business will depend on our ability to develop and commercialize cardiovascular diagnostic tests based on the tests in our current pipeline, as well as others that we may in-license in the future.

Prior to commercializing our diagnostic products, we are required to undertake time-consuming and costly development activities, sometimes including clinical studies, and to obtain regulatory clearance or approval, for which the outcome is uncertain. We have limited experience in developing and commercializing cardiovascular diagnostic tests and there are considerable risks involved in these activities. The science and methods that we are employing are innovative and complex, and it is possible that our product development programs will ultimately not yield diagnostic tests for commercialization. Products that appear promising in early development may fail to be validated in subsequent studies, and even if we achieve positive results, we may still fail to obtain the necessary regulatory clearances or approvals. Few research and development projects result in commercial products, and perceived viability in early clinical studies often is not replicated in later studies. At any point, we may abandon development of a product candidate, or we may be required to expend considerable resources obtaining additional clinical and nonclinical data, which would adversely impact the timing for generating potential revenue from those product candidates. If our development programs yield fewer commercial products than we expect, we may be unable to execute our business plan, and our business, financial condition and results of operations may be adversely affected.

We recently announced that we are adopting a new commercial strategy. If we are unsuccessful in the execution of our new commercial strategy, our business, financial condition, results of operations and prospects will be materially adversely affected.

On November 13, 2012, we announced that we are adopting a new commercial strategy designed to focus our limited resources on growing the markets and driving commercial sales for our two existing cardiovascular diagnostic tests, the BGM Galectin-3 test and the CardioSCORE test. As part of our new strategy, we plan to establish a scalable US-based sales organization to promote our diagnostics tests; to open a CLIA-certified clinical laboratory in order to make galectin-3 testing available to hospitals and other health care providers; to commence a campaign focused on reducing hospital readmission rates through the use of galectin-3 testing; and to proceed with the commercial offering of the CardioSCORE test in order to bring its benefits to physicians and patients as quickly as possible. In addition, in order to achieve the organizational changes necessitated by our new commercial strategy, we implemented a strategic reorganization of our research and development department, away from its previous focus on early stage discovery and toward a more commercially-oriented role in support of studies designed to further differentiate and support our cardiovascular tests in the marketplace. As a result of this reorganization, 11 positions in early discovery research have been eliminated, enabling the company to dedicate a greater share of its research and development budget to commercial support and market growth activities. We are unable to give any assurance that we will be successful in executing this new strategy in the manner, timeframe or under the cost parameters we anticipate, or at all. Even if we execute this new strategy as planned, our new strategy may not yield the increased revenues and market growth that we anticipate. Our failure to be commercially successful in implementing our new commercialization strategy would materially adversely impact our business, financial condition, results of operations and prospects.

We may not be able to successfully commercialize our galectin-3 test or obtain regulatory clearance from the FDA for the automated versions of our galectin-3 test, the second indication for our existing galectin-3 test or the CardioSCORE test in the timeframes we expect, or at all.

Our first product, the BGM Galectin-3 test for heart failure, received clearance from the FDA in late 2010 and is commercially available throughout the United States, and in Europe under a CE Mark. This manual microplate version of our test is being marketed in the United States through several regional and national laboratory testing facilities. In addition, we have partnered with four leading diagnostic instrument manufacturers which are developing automated instrument versions of our galectin-3 test. The first of our partners has filed for regulatory clearance in the United States, and another of our partners has begun marketing their automated version of the test in Europe under a CE Mark. Based on the nature of additional information requested by the FDA from this partner and the time required to address the FDA’s questions, we believe it is currently unlikely that this partner will be able to submit a complete response to the FDA by the February 25, 2013 deadline for submission. We expect that, during 2013, a second of our partners will begin marketing their automated version of the test in Europe under a CE Mark.

In May 2012, we submitted a 510(k) to the FDA for the additional indication of the BGM Galectin-3 test. In July 2012, we received a letter from the FDA regarding our 510(k) that requested additional information, including information regarding our clinical validation study, the Framingham Heart Study, and additional analytical study data. We submitted our response to the FDA in November 2012, but based on our dialogue with the FDA, the nature of the additional information requested and the time required to address the FDA’s questions regarding various matters including the age of the blood samples used to support our 510(k), we allowed the 510(k) to expire on the January 23, 2013 deadline for submitting our response to the FDA. We are currently evaluating our options for submitting a new 510(k) for the additional indication that will address the FDA’s questions. There can be no assurance as to when we may be in position to submit a new 510(k) for the additional indication to the FDA, if at all.

We are also developing the CardioSCORE test, a blood test designed to identify individuals at high risk for near-term, significant cardiovascular events, such as heart attack and stroke. During 2013, we intend to file a 510(k) for the CardioSCORE test. The FDA requested additional information, but due to the time involved in responding to the FDA’s request for additional information, we withdrew the 510(k) on August 8, 2012. Since that time, we have continued our dialogue with the FDA regarding 510(k) clearance for the CardioSCORE test and as a result of our interactions, we are currently planning to file a new 510(k) application for the CardioSCORE test for which the intended use would be to aid in the assessment of near-term risk for death due to cardiovascular causes. We currently plan to file our new 510(k) application for the CardioSCORE test in the second half of 2013. There are a variety of risks and uncertainties that may cause delays in, or prevent us from, successfully commercializing our BGM Galectin-3 test, or obtaining regulatory clearance from the FDA for the second indication of our existing galectin-3 test, automated versions of our galectin-3 test or the CardioSCORE test in the timeframes we expect, or at all. Delays may result from unanticipated problems in product development, an inability to obtain regulatory clearance or approval on a timely basis and other risks described elsewhere in this prospectus.

We may never successfully commercialize our diagnostic tests. If we are unable to execute our commercialization strategy, we may be unable to generate sufficient revenue to sustain our business.

We are an early stage commercial company and have engaged in only limited sales and marketing activities for our first product, the BGM Galectin-3 test for heart failure. To date, we have recognized only a limited amount of product revenue. We are in the process of transitioning into a commercial organization, and we have very limited experience to date in conducting commercial activities.

We anticipate that a substantial portion of any future product revenue will come from sales of our galectin-3 test and our CardioSCORE test. Our first product, the BGM Galectin-3 test for heart failure, received clearance from the FDA in late 2010 and is commercially available throughout the United States, and in Europe under a CE Mark. This manual version of our test is being marketed in the United States through several regional and national laboratory testing facilities. In addition, we have partnered with four leading diagnostic instrument manufacturers which are developing automated instrument versions of our galectin-3 test, which we expect will result in broader customer acceptance and clinical adoption of our galectin-3 test. Accordingly, we are dependent upon our automated partners to prioritize the development of their respective automated versions and the regulatory clearance of their automated versions. Our partners may experience difficulties and delays in other segments of their businesses that may negatively impact their ability to prioritize and commercialize the automated versions of our test. Our partners’ delays or failures to be commercially successful would adversely impact our business, financial condition, results of operations and prospects.

Our success in commercializing our galectin-3 test, additional indications for our galectin-3 test, automated versions of our galectin-3 test. and our CardioSCORE test will require that we expand or develop a wide variety of operational functions with which to date we have had little or no experience. We intend to retain worldwide marketing rights to our products, and we will be primarily responsible for spreading awareness, generating demand, increasing market adoption, working with payers to make reimbursement and coverage determinations and ensuring that our biomarker-based tests realize their market potential. To accomplish this, we will need to create a commercial infrastructure. Sales professionals with the necessary technical and business qualifications we plan to hire are in high demand, and we may have difficulty hiring or retaining them. The manual microplate version of our test is currently being marketed in the United States through several regional and national laboratory testing facilities. In addition, subject to FDA clearance of the automated versions of our galectin-3 test, we intend to leverage the commercial capabilities of our partners, including diagnostic laboratory instrument manufacturers of automated assays for our tests, such as Abbott, Alere, bioMérieux and Siemens, for promoting the utility of our tests to clinicians, laboratory decision makers, payers, patients and other stakeholders. Moreover, even if we are able to implement this strategy, we will be largely dependent on these third parties for the commercial success of our products. They may not deploy the resources we would like them to, and our revenue would then suffer. In addition, we could become embroiled in disputes with these parties regarding the terms of any agreements, their performance or intellectual property rights. Any dispute could disrupt the sales of our products and adversely affect our reputation and revenue. Our strategy to leverage the expertise, marketing resources and installed base of these potential partners may ultimately fail.

The royalty provisions in the agreements with our partners for the automated versions of our galectin-3 test are subject to renegotiation and following renegotiation, the royalties payable to us may not be favorable to us.

The agreements we entered into with our partners who are developing and commercializing the automated versions of our galectin-3 test contain provisions that, under certain circumstances, entitle our partners to reduce the royalty amounts payable to us on the sales of their tests in amounts that are subject to negotiation by us and our respective partners. In some cases, our partners’ rights to reduce the royalty amounts are triggered by the CMS payment rate being below certain agreed-upon thresholds and in other cases, our partners’ rights to reduce the royalty amounts payable to us are triggered by the average selling prices for the tests in certain regions being below certain agreed-upon price thresholds. The CMS payment rate for the 2013 calendar year is currently below the agreed-upon CMS payment rate thresholds in these agreements. Accordingly, the current royalty amounts payable to us under these agreements are subject to reduction by our partners, in amounts to be negotiated by us and our respective partners. There can be no assurance that in any renegotiation of these royalty provisions we will be successful in negotiating new rates that will be favorable to us.

If the marketplace does not accept our galectin-3 test, our CardioSCORE test or any other diagnostic products we might develop, we may be unable to generate sufficient revenue to sustain and grow our business.

Even though we believe our galectin-3 test and our CardioSCORE test represent promising commercial opportunities, our products may never gain significant acceptance in the marketplace and therefore never generate substantial revenue or profits for us. As is the case with all novel biomarkers, we must establish markets for our diagnostic tests and build those markets through physician education and awareness programs. Publication in peer reviewed journals of results from studies using our products will be an important consideration in the adoption by physicians of our products. The process of publication in leading medical journals is subject to a peer review process. Peer reviewers may not consider the results of studies of our galectin-3 or CardioSCORE tests sufficiently novel or worthy of publication. Failure to have our studies published in peer review journals may adversely affect adoption of our products.

Under our collaboration agreements with Abbott, Alere, bioMérieux and Siemens for the commercialization of the automated versions of our galectin-3 test, we bear primary responsibility for validating the clinical utility of our galectin-3 test. We are also responsible for promoting the utility of the galectin-3 biomarker, including developing and executing plans to raise awareness of, and create demand for, our galectin-3 test among clinicians and payers, as well as developing and implementing a reimbursement strategy for our galectin-3 test. We expect to bear the same responsibilities for the CardioSCORE test. We have little experience in these types of activities. We may be unable to demonstrate that our galectin-3 test provides incremental benefits over currently available heart failure diagnostic tests sufficient to ensure adoption of our test. Our ability to successfully commercialize the diagnostic products that we may develop will depend on numerous factors, including:

•	whether healthcare providers believe our galectin-3 test, the CardioSCORE test and any other diagnostic tests that we successfully develop provide sufficient incremental clinical utility;

•	whether the medical community accepts that our diagnostic products have sufficient sensitivity, specificity and predictive value to be meaningful in patient care and treatment decisions; and

•	whether health insurers, government health programs and other third-party payers will cover and pay for our diagnostic tests and the amount they will reimburse.

These factors may present obstacles to commercial acceptance of our diagnostic product candidates. If these obstacles arise, we may need to devote substantial time and money to surmount these obstacles, and we might not be successful. Failure to achieve widespread market acceptance of our diagnostic products would materially harm our business, financial condition and results of operations.

Health insurers and other third-party payers may decide not to cover our diagnostic products or may provide inadequate reimbursement, which could jeopardize our commercial prospects.

In the United States, the regulatory process that allows diagnostic tests to be marketed is independent of any coverage determinations made by third-party payers. For new diagnostic tests, private and government payers decide whether to cover the test, the reimbursement amount for a covered test and the specific conditions for reimbursement. Physicians may order diagnostic tests that are not reimbursed by third-party payers, but coverage determinations and reimbursement levels and conditions are critical to the commercial success of a diagnostic product.

Each third-party payer makes its own decision about which tests it will cover and how much it will pay, although many payers will follow the lead of Medicare. As a result, the coverage determination process is often a time-consuming and costly process that requires us to provide scientific and clinical support for the use of each of our products to each payer separately, with no assurance that approval will be obtained. If third-party payers decide not to cover our diagnostic tests or if they offer inadequate payment amounts, our ability to generate revenue from our diagnostic tests could be limited. Even if one or more third-party payers decide to reimburse for our tests, a third-party payer may stop or lower payment at any time, which would reduce revenue. We intend to develop a strategy to advocate for desired coverage and payment levels, which will include aligning ourselves with third-party payers to encourage the acceptance of our products. However, we cannot predict whether third-party payers will cover our tests or offer adequate reimbursement. We also cannot predict the timing of such decisions. In addition, physicians or patients may decide not to order our tests if third-party payments are inadequate, especially if ordering the test could result in financial liability for the patient.

In the United States, the American Medical Association assigns specific CPT codes, which are a medical nomenclature used to report medical procedures and services under public and private health insurance plans. Once the CPT code is established, the CMS establishes reimbursement payment levels and coverage rules for Medicare, and private payers establish rates and coverage rules independently. In 2012, we obtained an analyte-specific CPT code for measuring galectin-3 in plasma or serum, which took effect on January 1, 2013. CMS assigned a payment rate of $17.80 per test for measuring galectin-3 in plasma or serum, which also took effect on January 1, 2013. In 2013 we intend to apply to CMS to request a higher payment rate for the 2014 fee schedule, and there can be no assurance that we will be successful obtaining a higher rate. Additionally, any or all of our diagnostic tests developed in the future may not be approved for reimbursement or may be approved at a level that limits our commercial success.

In addition, payment for diagnostic tests furnished to Medicare beneficiaries is made based on a fee schedule set by CMS in most instances. In recent years, payments under these fee schedules have decreased and may decrease more, which could jeopardize our commercial prospects. Reimbursement decisions in the European Union and in other jurisdictions outside of the United States vary by country and region and there can be no assurance that we will be successful in obtaining adequate reimbursement.

We expect to face intense competition, often from companies with greater resources and experience than us.

The diagnostics industry is highly competitive and subject to rapid change. The industry continues to expand and evolve as an increasing number of competitors and potential competitors enter the market. Many of these competitors and potential competitors have substantially greater financial, technological, managerial and research and development resources and experience than we do. Some of these competitors and potential competitors have more experience than we do in the development of diagnostic products, including validation procedures and regulatory matters. In addition, we expect that our diagnostic products, if successfully developed, will compete with product offerings from large and well-established companies that have greater marketing and sales experience and capabilities than we do. We are aware of other diagnostic tests under development, which, if successfully developed and commercialized, would compete with our products. Our competitors, some of whom we collaborate with and will rely on to commercialize our products, may include established diagnostics companies, such as Abbott, Beckman Coulter, Roche Diagnostics, General Electric, Alere, Ortho Clinical Diagnostics, Mitsubishi, Philips and Siemens. We may also compete with national laboratory services providers with extensive service networks for diagnostic tests, such as LabCorp and Quest Diagnostics, and specialized laboratories, such as Genzyme Genetics and Myriad Genetics. Companies that may compete with us in cardiovascular disease include Atherotech, Aviir, Berkeley Heart Lab, Bioreference Lab, Boston Heart Lab, CardioDx, Cleveland Heart Lab, Critical Diagnostics, diaDexus, Liposcience, and Myriad RBM. If we are unable to compete successfully, we may be unable to grow and sustain our revenue.

We are dependent on third parties for the patient samples that are essential to our diagnostics product development plans.

To pursue our diagnostics product development program, we will need access, over time, to thousands of patient samples, including blood, blood plasma and serum, urine and other fluids. We do not have direct access to a supply of patient samples. As a result, we have made arrangements with third parties, such as academic medical centers, government programs and payers such as Humana that we believe will give us access to a significant number of patient samples over the coming years. Most of the institutions and physicians from which we obtain biological specimens that we use in our research and validation work are “Covered Entities” under HIPAA. Under this law, these parties may have to obtain proper authorization from their patients for the subsequent use of those samples and associated clinical information. We are not presently a Covered Entity or a Business Associate of a Covered Entity subject to HIPAA; however, we may become a Covered Entity or a Business Associate of a Covered Entity in the future, if we provide clinical laboratory testing services. We may lose access to patient samples provided by such third parties, or have that access limited, because the third parties decrease the number of patient samples they provide, due to changes in privacy laws governing the use and disclosure of medical information or due to changes in the laws restricting our ability to obtain patient samples and associated information. In certain instances, we owe the party providing the samples for our research programs payments which may be related to the sales of products derived from those research programs. In addition, we may be forced to actively pursue patient samples from other sources for the diagnostic testing indications we pursue, which could be expensive and time consuming. If we fail to secure and maintain an adequate supply of patient samples, or if our existing supply arrangements are terminated or result in access to fewer samples than expected, our ability to pursue our development efforts may be slowed or halted, which could have a material adverse effect on our business, financial condition and results of operations.

We rely on third-party suppliers for some of our laboratory instruments and supplies and we will rely on third-party suppliers for the commercialization of our products. If any of these supply arrangements are interrupted or terminated, we may not be able to find adequate replacements on a timely basis or at all.

We anticipate that we will rely on Abbott, Alere, bioMérieux, Siemens and other vendors to supply us with laboratory immunochemistry instruments and reagents for the development and future commercialization of the BGM Galectin-3 test for heart failure, the CardioSCORE test and future diagnostic product candidates. If we were to lose any of these suppliers or if our suppliers were to become unwilling or unable to provide these materials in required quantities or on our required timelines, we would be required to identify new suppliers with similar instrumentation, reagents and software capable of supporting our development efforts, or possibly modify our development processes and procedures. If supplies for the BGM Galectin-3 test for heart failure, the CardioSCORE test or any future diagnostic product candidates are interrupted or terminated, we may need to repeat some or all of our development studies for such products, and we may need to seek a new or amended FDA clearance for such products. We may not be able to identify or contract with acceptable replacement sources on a timely basis, on acceptable terms, or at all. If we are able to identify other suppliers, there is no guarantee that we would be able to transfer our technologies to new instruments and equipment or substitute reagents or other materials with comparable results or on a timely basis. We may also become involved in disputes with our third-party suppliers or we may become party to disputes between these suppliers and other parties, which could be expensive and time consuming. Delays or difficulties experienced with these third-party suppliers would have a material adverse effect on our business, financial condition and results of operations.

Our credit facility contains affirmative and negative covenants that impose significant restrictions on our business and financing activities. If we default on our obligations, whether due to events beyond our control or otherwise, the Lenders would have a right to foreclose on substantially all of our assets. A default could materially and adversely affect our operating results and our financial condition.

In February 2012, we entered into a Loan and Security Agreement, or the Loan Agreement, with General Electric Capital Corporation and Comerica Bank, or the Lenders. Pursuant to the Loan Agreement, the Lenders agreed to extend a term loan of $10.0 million to us and, subject to certain conditions, a second term loan of $5.0 million. We borrowed $10.0 million at the February 2012 closing. As of December 31, 2012, we had not met the contractual conditions that would allow us to draw the second term loan of $5.0 million. Pursuant to the terms of the Loan Agreement, we are currently required to begin repaying the loan amount in March 2013 and to continue such repayments over the following 30-month repayment period. As security for our obligations under the Loan Agreement, we granted the Lenders a lien in substantially all of our assets, other than our intellectual property, for which we have provided a negative pledge to the Lenders. The Loan Agreement contains several affirmative and negative covenants that impose significant restrictions on our business and operations. Among others, these covenants limit our ability to incur additional indebtedness; grant liens; merge or consolidate with another entity; dispose of our business or certain assets; change our business; make certain investments or declare dividends; engage in certain transactions with affiliates; encumber our intellectual property; or repurchase stock.

Our failure to comply with these covenants may result in the declaration of an event of default that, if not cured or waived, could cause all amounts outstanding under the Loan Agreement to become due and payable immediately and could cause the Lenders to foreclose on the collateral securing the indebtedness, including our cash, cash equivalents and short-term investments. If an event of default occurs, we may not be able to cure it within any applicable cure period, if at all. If the maturity of our indebtedness is accelerated, we may not have sufficient funds available for repayment or we may not have the ability to borrow or obtain sufficient funds to replace the accelerated indebtedness on terms acceptable to us, or at all. In addition, the Loan Agreement may limit our ability to finance future operations or capital needs or to engage in, expand or pursue our business activities. It may also prevent us from engaging in activities that could be beneficial to our business and our stockholders unless we repay the outstanding debt, which may not be desirable or possible.

We will be required to raise additional funds to finance our operations, continue the development and commercialization of our cardiovascular diagnostic tests and remain a going concern; we may not be able to do so when necessary, and/or the terms of any financings may not be advantageous to us.

Our operations to date have consumed substantial amounts of cash. Negative cash flows from our operations are expected to continue over at least the next several years. Our cash utilization amount depends on the progress of our development and commercialization efforts for our cardiovascular diagnostic tests, as well as the cost, timing and outcomes of regulatory submissions for our tests and the progress of our partners for the automated versions of these tests, among several other factors. Based on our current operating plans, the estimated net proceeds from this offering, together with existing cash, cash equivalents and marketable securities and the availability of up to $12 million under our common stock purchase agreement with Aspire Capital, are expected to be sufficient to fund our operations through 2015. If we incur delays in commercializing our cardiovascular diagnostic tests or in achieving significant product revenue, or if we encounter other unforeseen adverse business developments, we may exhaust our capital resources prior to this time. We expect that we will need significant additional capital in the future to fund our commercialization efforts and to grow our business. If we are unable to make additional borrowings under our loan facility, obtain financing through the sale of equity securities or enter into licensing or partnering arrangements on acceptable terms when needed, we will be required to implement aggressive cost reduction strategies, in addition to the strategic reorganization we implemented in November 2012. These reductions would significantly impact research and development expenses, as well as sales and marketing expenses, related to the development and commercialization of the BGM Galectin-3 test and the CardioSCORE test. These cost reduction strategies could reduce the scope of the activities related to these development and commercialization activities and could harm our business, financial condition and results of operations.

Our financial statements have been prepared assuming that we will continue as a going concern which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. We expect to incur further losses in the development of our business and have been dependent on funding operations through the issuance and sale of equity securities. These circumstances raise substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustment relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

Risks Related To Regulatory Approval and Other Government Regulations

Although we have received FDA clearance for our BGM Galectin-3 test for heart failure, we may not obtain regulatory clearance for the additional indications we are seeking when expected, if at all.

In the United States, we may seek FDA clearance or approval for our products prior to their launch for clinical use, whether offered as a diagnostic kit or laboratory service. The FDA process can be lengthy and unpredictable. For example, for our first product, the BGM Galectin-3 test for heart failure, we initially submitted a 510(k) premarket notification to the FDA in March 2009. Upon review of our 510(k) application, the FDA determined that our device was not substantially equivalent to the legally marketed device to which we claimed substantial equivalence and therefore denied clearance. The FDA indicated that additional clinical and other data were required in support of our filing, and we re-submitted a 510(k) application in December 2009 with additional data. In February 2010, we received a letter from the FDA regarding our 510(k) application that requested additional clinical and statistical information to support our application and, after further contact with the FDA, we submitted our formal response to the FDA letter in August 2010. We received 510(k) clearance from the FDA in November 2010 for the manual version of our BGM Galectin-3 test. In addition, even after having received clearance for the initial indication of the test, we are having difficulty obtaining clearance for a second indication to identify individuals who do not currently have, but are at increased risk for developing, heart failure. In May 2012, we submitted a 510(k) to the FDA for the additional indication of the BGM Galectin-3 test. In July 2012, we received a letter from the FDA regarding our 510(k) that requested additional information, including information regarding our clinical validation study, the Framingham Heart Study, and additional analytical study data. We submitted our response to the FDA in November 2012, but based on our dialogue with the FDA, the nature of the additional information requested and the time required to address the FDA’s questions regarding various matters including the age of the blood samples used to support our 510(k), we allowed the 510(k) to expire on the January 23, 2013 deadline for submitting our response to the FDA. We are currently evaluating our options for submitting a new 510(k) for the additional indication that will address the FDA’s questions. There can be no assurance as to when we may be in position to submit a new 510(k) for the additional indication to the FDA, if at all.

Although we have received FDA clearance for the manual version of our BGM Galectin-3 test for heart failure, we may not obtain regulatory clearance for automated versions of this test when expected, if at all.

Commercial introduction of the automated versions of our galectin-3 test will require FDA clearance or approval. For example, Fujirebio, on behalf of our partner Abbott, is our first partner to file for 510(k) regulatory clearance of an automated version of the test in the U.S. Fujirebio is developing the test for use on Abbott’s ARCHITECT® immunochemistry instrument platform. Fujirebio submitted its 510(k) to the FDA in July 2012 and received a letter from the FDA in July 2012 requesting additional information on various matters, including the geographic composition of the patient cohort that provided the blood samples used to support the 510(k). Due to the nature of the additional information requested and the time required to address the FDA’s questions, we believe it is currently unlikely that Fujirebio will be able to submit a complete response to the FDA by the FDA-designated February 25, 2013 deadline. If Fujirebio submits the response by the deadline, the FDA will continue to review the existing 510(k). Alternatively, if Fujirebio is unable to submit the complete response, Fujirebio will withdraw the existing submission and a new 510(k) submission would be required. There can be no assurance as to whether or when Fujirebio may be in position to submit a new 510(k) notification with the FDA, if at all. Any material delays in our receipt of regulatory clearance or approval for our automated galectin-3 test and our other product candidates in development, or our failure to obtain such clearances or approvals at all, would have a material adverse effect on our business, financial condition and results of operations.

Changes in regulatory review procedures, approval requirements or enactment of additional regulatory approval requirements may delay or prevent us from marketing our proposed products.

To market our products in Europe, we must obtain a CE Mark and may, in some cases, need marketing approval from the European Medicines Agency. In October 2009, we obtained a CE Mark in European for our first product, the BGM Galectin-3 test for heart failure. In December 2012, we obtained a CE Mark in Europe for our second product, the CardioSCORE test. In addition, we have partnered with four leading diagnostic instrument manufacturers which are developing automated instrument versions of our galectin-3 test. In 2012, bioMérieux began marketing an automated version of our galectin-3 test in Europe under a CE Mark. We expect that, during 2013, at least one more of our partners will begin marketing an automated version of the galectin-3 test in Europe under a CE Mark. To date, we have found the CE Mark process to be a productive means of executing our commercialization strategy in Europe and in other countries that recognize the CE Mark, however, if the CE Mark process becomes more onerous, costly or time-consuming, we will need to re-evaluate our ex-U.S. commercialization strategy and invest more of our limited resources before even entering the market with our products.

The process of obtaining regulatory clearances or approvals to market medical devices, including in vitro diagnostic test kits, from the FDA and similar regulatory authorities outside of the United States can be costly and time-consuming.

In pursuing our strategy of commercializing our products worldwide, we face various regulatory schemes and requirements. Each regulatory agency may impose its own requirements and may refuse to grant approval or may require additional data before granting marketing approval even if marketing approval has been granted by other agencies. For example, in seeking clearance from the FDA for our galectin-3 test, we relied on samples from previously concluded studies sponsored by other parties to determine the clinical utility of our galectin-3 test, and we may do so for our other product candidates. While the FDA accepted such data in support of our galectin-3 test, and we believe it has accepted such data in other cases, the FDA may require us to conduct our own prospective studies to support future product clearances or approvals, which would make the development and validation of our product candidates more costly and time-consuming. There can be no assurance that such clearances or approvals will be granted on a timely basis or at all.

Our CardioSCORE test has not been cleared by the FDA for sale in the United States.

We do not currently receive significant revenue from sales of our cardiovascular diagnostic tests, though we anticipate that a substantial portion of any future product revenue will be generated from sales of our cardiovascular diagnostic tests. We are actively marketing and selling our first product, the BGM Galectin-3 test for heart failure, and, to date, we have recognized only a limited amount of revenue from galectin-3 test sales. We are also developing the CardioSCORE test, a blood test designed to identify individuals at high risk for near-term, significant cardiovascular events, such as heart attack and stroke. We have not obtained FDA clearance for our CardioSCORE test for marketing in the United States. In December 2011, we submitted a 510(k) premarket notification to the FDA in order to obtain regulatory clearance to market our CardioSCORE test in the United States. In February 2012, we received a letter from the FDA regarding our 510(k) notification that requested additional information, including information regarding our clinical validation study and additional analytical study data, but due to the time involved in responding to the FDA’s request for additional information, we withdrew the 510(k) on August 8, 2012. Since that time, we have continued our dialogue with the FDA regarding the information that it would require in a new 510(k) for the CardioSCORE test, and as a result of these interactions, we are currently planning to submit a new 510(k) for the CardioSCORE test for which the intended use would be to aid in the assessment of near-term risk for death due to cardiovascular causes. We currently plan to submit our new 510(k) for the CardioSCORE test to the FDA in the second half of 2013. The FDA may have substantive comments on our new submission and require that we submit further additional information and data prior to clearing our 510(k) notification. The FDA may not clear our 510(k) notification in a timely manner, or at all, or may determine that our device is not substantially equivalent to the legally marketed device. If the FDA denies our request for 510(k) clearance, we may be required to seek and obtain premarket approval, or PMA. The PMA process is more complex, costly and time-consuming than the 510(k) process. In addition, the FDA may clear our CardioSCORE test for a narrower indication than we are seeking, in which case the market for our test could be significantly reduced. The occurrence of any of these events would adversely affect our commercial opportunity and our business, financial condition and results of operations.

Our manual BGM Galectin-3 test for heart failure and any future products cleared by the FDA will be subject to ongoing regulation by the FDA. Failure to comply with such regulation could cause a material adverse effect on our business, financial condition and results of operations.

After a device is placed on the market, numerous regulatory requirements apply. These include:

•	compliance with QSR;

•	labeling regulations, which prohibit the promotion of products for unapproved or “off-label” uses and impose other restrictions on marketing; and

•

medical device reporting regulations, which require that manufacturers report to the FDA if their device may have caused or contributed to a death or serious injury or malfunctioned in a way that would likely cause or contribute to a death or serious injury if it were to recur.

Failure to comply with applicable regulatory requirements can result in enforcement action by the FDA, which may include any of the following sanctions:

•	warning letters;

•	fines, injunctions, and civil penalties;

•	recall or seizure of our products;

•	operating restrictions, partial suspension or total shutdown of production;

•	refusal to grant 510(k) clearance or PMAs of new products;

•	withdrawal of 510(k) clearance or PMAs that are already granted; and

•	criminal prosecution.

Being subject to any of these sanctions could adversely affect our business, financial condition and results of operations.

Even if we are successful in obtaining regulatory clearance or approval for our product candidates, we will be subject to regulations under additional federal and state laws.

If we develop diagnostic tests suitable for commercialization, and after receiving all necessary regulatory clearances and approvals, we will be subject to national, regional and local regulations. For example, in the United States, the regulations which we may be subject to include:

•	the federal Food, Drug and Cosmetic Act and its related rules, regulations, guidance documents and other interpretations relating to the manufacture and marketing of medical products;

•	the federal Medicare and Medicaid Anti-kickback Law, and state anti-kickback prohibitions;

•	the federal physician self-referral prohibition, commonly known as the Stark Law, and the state equivalents;

•	HIPAA;

•	the various state laws governing patient privacy; and

•	the federal civil and criminal False Claims Act.

The risk of our being found in violation of these laws and regulations is increased by the fact that many of them have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations.

We have decided to commence operations of our own laboratory for our diagnostic tests, and as such we will become subject to the CLIA, a federal law that regulates clinical laboratories that perform testing on specimens derived from humans for the purpose of providing information for the diagnosis, prevention or treatment of disease. CLIA is intended to ensure the quality and reliability of clinical laboratories in the United States by mandating specific standards in the areas of personnel qualifications, administration, and participation in proficiency testing, patient test management, quality control, quality assurance and inspections. There can be no assurances that we will be able to obtain CLIA accreditation, or if we do, that we would be able to renew it. If we are unable to obtain CLIA accreditation, we may be limited in our ability to perform testing, which would limit our revenue and harm our business.

Any action brought against us for violation of these laws or regulations, even if we prevail, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. If our operations are found to be in violation of any of these laws and regulations, we may be subject to any applicable penalty associated with the violation, including civil and criminal penalties, damages and fines. We could also be required to refund any improperly received payments, and we could be required to curtail or cease our operations. Any of the foregoing consequences could seriously harm our business, financial condition and results of operations.

If we or our third-party manufacturer fail to comply with the FDA’s quality system regulation, the development and manufacture of our products could be delayed or interrupted and our products may be subject to product recalls.

We and our contract manufacturers are required to comply with the FDA’s QSR and other regulations which cover, among other things, the methods and documentation of the design, testing, production, control, quality assurance, labeling, packaging, storage and shipping of our products. The FDA monitors compliance with QSR through periodic inspections. If the FDA determines that we or our contractors are not in compliance with applicable regulatory standards, we could be prevented or forced to delay the development or manufacture of our products, which could have a material adverse effect on our business, financial condition and results of operations. Moreover, any failure to maintain QSR compliance could force us to cease the development or manufacture of our products and subject us to other enforcement sanctions, including withdrawal of our products from the U.S. or foreign markets, and delay or interrupt the development or manufacture of additional products.

Healthcare reform measures could hinder or prevent our product candidates’ commercial success.

The U.S. government and other governments have shown significant interest in pursuing healthcare reform. Any government-adopted reform measures could adversely impact the pricing of healthcare products, including our diagnostic products, and services in the U.S. or internationally and the amount of reimbursement available from governmental agencies or other third party payers. The continuing efforts of the U.S. and foreign governments, insurance companies, managed care organizations and other payers of healthcare services to contain or reduce healthcare costs may adversely affect our ability to set prices we believe are fair for any diagnostic products we may develop and commercialize. Changes in healthcare policy, such as the creation of broad limits for diagnostic products, could substantially interrupt the sale of future diagnostic tests, increase costs, divert management’s attention and adversely affect our ability to generate revenues and achieve profitability.

New laws, regulations and judicial decisions, or new interpretations of existing laws, regulations and decisions, relating to healthcare availability, methods of delivery or payment for diagnostic products and services, or sales, marketing or pricing, may limit our potential revenue, and we may need to revise our research and development or commercialization programs. The pricing and reimbursement environment may change in the future and become more challenging due to several reasons, including policies advanced by the U.S. government, new healthcare legislation or fiscal challenges faced by government health administration authorities. Specifically, in both the U.S. and some foreign jurisdictions, there have been a number of legislative and regulatory proposals and initiatives to change the healthcare system in ways that could affect our ability to sell any diagnostic products we may develop and commercialize profitably. Some of these proposed and implemented reforms could result in reduced reimbursement rates for our diagnostic products, which would adversely affect our business strategy, operations and financial results. For example, in March 2010, President Obama signed into law a legislative overhaul of the U.S. healthcare system, known as the Patient Protection and Affordable Care Act of 2010, as amended by the Healthcare and Education Affordability Reconciliation Act of 2010, or the PPACA, which may have far reaching consequences for life science companies like us. As a result of this new legislation, substantial changes could be made to the current system for paying for healthcare in the United States, including changes made in order to extend medical benefits to those who currently lack insurance coverage. Extending coverage to a large population could substantially change the structure of the health insurance system and the methodology for reimbursing medical services, drugs and devices. These structural changes could entail modifications to the existing system of private payers and government programs, such as Medicare and Medicaid, the creation of a government-sponsored healthcare insurance source, or some combination of both, as well as other changes. Restructuring the coverage of medical care in the United States could impact the reimbursement for prescribed drugs, biopharmaceuticals, medical devices or our product candidates. If reimbursement for our approved product candidates, if any, is substantially less that we expect in the future, or rebate obligations associated with them are substantially increased, our business could be materially and adversely impacted. In addition, certain members of Congress have declared their intentions to effect the repeal of some or all of PPACA, adding further uncertainty to the law’s future impact on us.

Further federal and state proposals and healthcare reforms could limit the prices that can be charged for the product candidates that we develop and may further limit our commercial opportunity. Our results of operations could be materially adversely affected by the PPACA, by the Medicare prescription drug coverage legislation, by the possible effect of such current or future legislation on amounts that private insurers will pay and by other healthcare reforms that may be enacted or adopted in the future.

Risks Related to Our Intellectual Property

If the combination of patents, trade secrets and contractual provisions that we rely on to protect our intellectual property proves inadequate, our ability to successfully commercialize our proposed products will be harmed and we may never be able to operate our business profitably.

Our success depends, in large part, on our ability to protect proprietary methods, discoveries and diagnostic tests that we develop under the patent and other intellectual property laws of the United States and other countries, so that we can seek to prevent others from unlawfully using our inventions and proprietary information. We rely on both patents and trade secrets to protect the proprietary aspects of our methods and discoveries. As of January 22, 2013, we have five issued U.S. patents and 17 pending patent applications filed either with the U.S. Patent and Trademark Office or under the PCT and foreign counterparts of certain of these patent applications. A subset of the intellectual property that we own or license relates to our galectin-3 test for heart failure. This intellectual property includes U.S. Patent No. 7,888,137 and 8,084,276, exclusively licensed from ACS Biomarker B.V. and eight corresponding patent applications pending in the U.S. and abroad, as well as issued patents in Europe, Australia, China and Japan. U.S. Patent No. 7,888,137 is scheduled to expire in November 2026 and U.S. Patent No. 8,084,276 is scheduled to expire in September 2024. We own a U.S. and corresponding foreign applications relating to a specific method and kit for detecting galectin-3. Any patent issuing from this U.S. application could expire as early as 2029. In addition, we own six U.S. patent applications filed either with the U.S. Patent and Trademark Office or under the PCT, and foreign counterparts of these patent applications related to methods for clinical evaluation of subjects and therapies based on galectin-3 measurements. A subset of the intellectual property that we own relates to our CardioSCORE test. This intellectual property includes U.S. Patent Application No. 12/946,470 and 17 corresponding patent applications abroad. Any patent issuing from this U.S. application could expire as early as 2030. In addition, we have a non-exclusive license to practice and commercialize technology covered by one issued U.S. patent that relates to our methods for discovering biomarkers. For the diagnostic tests that we develop based on our biomarker discoveries, we expect to rely primarily on patent protection. Several of our owned and licensed patent applications are in an early stage of prosecution, and we cannot assure you that any of the pending patent applications will result in patents being issued. In addition, due to technological changes that may affect our proposed products or judicial interpretation of the scope of our patents, our proposed products might not, now or in the future, be adequately covered by our patents.

The patentability of molecular biomarkers and of test methods and products based on biomarkers is well-established in most countries. However, the issue of any patent, including the patents for which we have applied, depends upon a detailed interpretation of the specific patent claims and prior art, and generally is highly uncertain because of the complex legal and factual considerations it involves. In recent years, patentability issues have been the subject of much litigation. For example, on March 20, 2012, the United States Supreme Court rendered its decision in Mayo Collaborative Services v. Prometheus Laboratories, Inc., in which the Court denied patent protection for patent claims covering methods that correlate the concentration of a well-known drug metabolite to the likely harm or ineffectiveness of the drug as a means of determining proper drug dosage. At issue was whether the claimed methods transformed unpatentable laws of nature into patent-eligible applications of those laws of nature. The Court held that the patent claims at issue effectively claim the underlying laws of nature themselves and thus ran afoul of the prohibition on patenting laws of nature, were not patent eligible and therefore, were determined to be invalid. Like other developers of diagnostic products, we are evaluating the Prometheus decision, analyzing how the decision may impact our patents and pending patent applications, and evaluating various patent prosecution strategies. In addition, we are waiting with interest to learn how the lower courts in the United States and the USPTO will apply this decision. The result of the case in the United States, although limited to the patent claims at issue in Prometheus, or other legal developments in the

United States or in foreign jurisdictions may preclude or limit the patent protection available for our diagnostic tests and therapeutic methods. The patentability of claims currently pending, the validity and enforceability of issued or to be issued patent claims and the commercial value of our patent rights, therefore, are highly uncertain.

In addition, we cannot be certain that we hold the rights to the technology covered by pending patent applications or to other proprietary technology required for us to commercialize our proposed products. Rights in applications filed by us or our licensors may be affected adversely by patent applications filed by others which have not yet been published. For example, because certain U.S. patent applications are confidential until patents issue, such as applications filed prior to November 29, 2000, or applications filed after this date which will not be filed in foreign countries, third parties may have filed patent applications for technology covered by our pending patent applications without our being aware of those applications, and our patent applications may not have priority over those applications. For this and other reasons, we may be unable to secure desired patent rights, thereby losing desired exclusivity or co-exclusivity. It is also possible that one or more organizations will hold patent rights to which we will need a license. If those organizations refuse to grant us a license to such patent rights on reasonable terms, we will not be able to market our products.

If third parties assert that we have infringed their patents and proprietary rights or challenge the validity of our patents and proprietary rights, we may become involved in intellectual property disputes and litigation that would be costly, time consuming, and delay or prevent the development or commercialization of our proposed products.

Our ability to commercialize our proposed products depends on our ability to develop, manufacture, market and sell our proposed products without infringing the proprietary rights of third parties. Third parties may allege that our proposed products or our methods or discoveries infringe their intellectual property rights. Numerous U.S. and foreign patents and pending patent applications, which are owned by third parties, exist in fields that relate to our proposed products and our underlying methodologies and discoveries, including patents and patent applications claiming methods for the discovery of biomarkers or biomarker sets and assay systems and methods designed to exploit them clinically in drug discovery efforts or in selection of patients.

A third party may sue us for infringing its patent rights. Likewise, we may need to resort to litigation to enforce a patent issued or licensed to us or to determine the scope and validity of third-party proprietary rights. In addition, a third party may claim that we have improperly obtained or used its confidential or proprietary information. The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our management’s attention from other aspects of our business. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue our operations.

If we are found to infringe upon intellectual property rights of third parties, we might be forced to pay damages, potentially including treble damages, if we are found to have willfully infringed on such parties’ patent rights. In addition to any damages we might have to pay, a court could require us to stop the infringing activity or obtain a license. Any license required under any patent may not be made available on commercially acceptable terms, if at all. In addition, such licenses are likely to be non-exclusive and, therefore, our competitors may have access to the same technology licensed to us. If we fail to obtain a required license and are unable to design around a patent, we may be unable to effectively market some or all of our products, which could limit our ability to generate revenue or achieve profitability and possibly prevent us from generating revenue sufficient to sustain our operations. Moreover, we expect that a number of our collaborations will provide that royalties payable to us for licenses to our intellectual property may be offset by amounts paid by our collaborators to third parties who have competing or superior intellectual property positions in the relevant fields, which could result in significant reductions in our revenue from products developed through collaborations.

Many of our employees were previously employed at universities or other biotechnology, pharmaceutical or diagnostic products companies, including our competitors or potential competitors. While we try to ensure that our employees do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or these employees have inadvertently or otherwise used or disclosed the former employer’s intellectual property, trade secrets or other proprietary information. Litigation based on such allegations may be brought against us, and even if we are successful in defending ourselves, we could incur substantial costs and our management could be distracted. If we fail in defending such allegations, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel.

If we are unable to protect our trade secrets, we may be unable to protect our interests in proprietary technology, processes and know-how that is not patentable or for which we have elected not to seek patent protection.

In addition to patented technology, we rely upon unpatented proprietary technology, processes and know-how, including, particularly our biomarker discovery methodologies. In an effort to protect our unpatented proprietary technology, processes and know-how, we require our employees, consultants, collaborators, contract manufacturers and advisors to execute confidentiality agreements. These agreements, however, may not provide us with adequate protection against improper use or disclosure of confidential information, in particular as we are required to make such information available to a larger pool of people as we seek to expand our discovery and development efforts and commercialize our proposed products. These agreements may be breached, and we may not become aware of, or have adequate remedies in the event of, any such breach. In addition, in some situations, these agreements may conflict with, or be subject to, the rights of third parties with whom our employees and consultants have previous employment or consulting relationships. Also, others may independently develop substantially equivalent technology, processes and know-how or otherwise gain access to our trade secrets. If we are unable to protect the confidentiality of our proprietary technology, processes and know-how, competitors may be able to use this information to develop products that compete with our products, which could adversely impact our business.

If we fail to comply with our obligations in the agreements under which we license development or commercialization rights to products or technology from third parties, we could lose license rights that are important to our business.

Several of our collaboration agreements provide for licenses to us of intellectual property or sharing of rights to intellectual property that is important to our business, and we may enter into additional agreements in the future that provide licenses to us of valuable technology. These licenses impose, and future licenses may impose, various commercialization, milestone and other obligations on us, including the obligation to terminate our use of patented subject matter under certain contingencies. If a licensor becomes entitled to, and exercises, termination rights under a license, we would lose valuable rights and our ability to develop our products. We may need to license other intellectual property to commercialize future products. Our business may suffer if any current or future licenses terminate, if the licensors fail to abide by the terms of the license or fail to prevent infringement by third parties, if the licensed patents or other rights are found to be invalid or if we are unable to enter into necessary licenses on acceptable terms.

Risks Related To the Growth of Our Management Team, Workforce, Manufacturing and Facilities

Our future success depends on our ability to retain our key employees and to attract, retain and motivate qualified personnel.

Our success depends on our ability to attract, retain and motivate highly qualified management and scientific personnel. All of the arrangements with the principal members of our executive and scientific teams may be terminated by us or the employee at any time without notice. The loss of any of these persons’ expertise would be difficult to replace and could have a material adverse effect on our ability to achieve our business goals. In addition, the loss of the services of any member of our senior management or our scientific staff may impede the achievement of our research, development and commercialization objectives by diverting management’s attention to transition matters and identification of suitable replacements, if any. There can be no assurance that we will be successful in hiring or retaining qualified personnel and our failure to do so could have a material adverse effect on our business, financial condition and results of operations.

Recruiting and retaining qualified sales and marketing and scientific personnel will also be critical to our success. We may not be able to attract and retain these personnel on acceptable terms given the competition among pharmaceutical, biotechnology, medical device and diagnostic companies for similar personnel. We also experience competition for the hiring of sales and marketing personnel from pharmaceutical, biotechnology, medical device and diagnostic companies. We do not maintain “key person” insurance on any of our employees. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

If our sole laboratory facility becomes damaged or inoperable, our ability to pursue our development efforts may be jeopardized.

We currently perform all of our development work in our laboratories at our headquarters in Waltham, Massachusetts. At the present time, we do not have redundant laboratory facilities. Our facilities could be harmed or rendered inoperable by natural or man-made disasters, including fire, flooding and power outages, which may render it difficult or impossible for us to perform our development work for some period of time. A key component of our development process is our unique access to biological samples, and the resulting data sets and medical histories that form the foundation of our clinical validation. Access to suitable samples for validation is often an important gating factor for our development projects. If these biological samples or related data are damaged or compromised, our ability to pursue our development projects, as well as our reputation, may be jeopardized. In some cases, the samples are unique and irreplaceable. Furthermore, our facilities and the equipment we use to perform our development work could be costly and time-consuming to repair or replace. Although we maintain insurance for damage to our property and the disruption of our business, this insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, or at all. If the patient samples to which we have obtained access are damaged or we lose operation of our laboratory facilities for any extended period of time, our development projects could be delayed, and our reputation and relationships with collaborators could be harmed. In order to establish a redundant laboratory facility, if necessary, we would be required to spend considerable time and money securing adequate space, constructing the facility, recruiting and training employees and establishing the additional operational and administrative infrastructure necessary to support a second facility.

Failure in our information technology and storage systems could significantly disrupt the operation of our business.

Our ability to execute our business plan depends, in part, on the continued and uninterrupted performance of our information technology systems, or IT systems. IT systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters. Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our IT systems, sustained or repeated system failures that interrupt our ability to generate and maintain data, could adversely affect our ability to operate our business.

We rely on a single third party to manufacture and supply our product candidates. Any problems experienced by this vendor could result in a delay or interruption in the supply of our product candidates to us until this vendor cures the problem or until we locate and qualify an alternative source of supply.

The manufacture of our diagnostic product candidates requires specialized equipment and utilizes complicated production processes that would be difficult, time-consuming and costly to duplicate. Corgenix Medical Corporation is currently the third-party manufacturer of our galectin-3 test. Any prolonged disruption in the operations of our third-party manufacturer could have a significant negative impact on our ability to manufacture products on our own and would cause us to seek additional third-party manufacturing contracts, thereby increasing our development and any commercialization costs. We may suffer losses as a result of business interruptions that exceed coverage under our manufacturer’s insurance policies. Events beyond our control, such as natural disasters, fire, sabotage or business accidents could have a significant negative impact on our operations by disrupting our product candidate development and commercialization efforts until our third-party manufacturer can repair its facility or put in place third-party contract manufacturers to assume this manufacturing role, which we may not be able to do on reasonable terms, if at all. In addition, if we are required to change manufacturers for any reason, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines. The delays associated with the verification of a new manufacturer or the reverification of an existing manufacturer could negatively affect our ability to develop product candidates or produce approved products in a timely manner. Any delay or interruption in our clinical studies for the validation and commercialization of our product candidates could negatively affect our business.

In pursuing our commercialization strategy for our BGM Galectin-3 test for heart failure, we are particularly dependent upon Health Diagnostic Laboratory, Inc., or HDL, which was responsible for approximately 81% of our galectin-3 sales in 2012. Any disruption in HDL’s operations or problems that otherwise adversely affect our business relationship with HDL could result in a delay or interruption of the sales volume of our galectin-3 test.

In pursuing our commercialization strategy for our BGM Galectin-3 test for heart failure, we are particularly dependent upon HDL, which was responsible for approximately 81% of our galectin-3 sales in 2012. In March 2011, we entered into a supply agreement with HDL pursuant to which HDL agreed to make our manual galectin-3 test available to physicians in the United States. Under the agreement, we agreed to provide HDL with certain clinical market development resources, programs and assistance as reasonably requested by HDL, and HDL agreed to perform certain sales, marketing and marketing education activities in support of our galectin-3 test. Accordingly, we may suffer losses as a result of any business interruptions experienced by HDL or if our relationship with HDL is otherwise adversely affected. Any prolonged disruption in HDL’s operations or problem that otherwise undermine our business relationship with HDL could have a significant negative impact on our ability to execute on our commercialization strategy for galectin-3 in the United States and to increase the sales volume of our galectin-3 test.

If we become subject to product liability claims, we may be required to pay damages that exceed our insurance coverage, and such claims may harm our business in other ways.

Our business exposes us to product liability claims that are inherent in the testing, production, marketing and sale of diagnostic products. Although we currently maintain limited product liability insurance, we anticipate needing to secure additional product liability insurance for the development and commercialization of our product candidates. We cannot be certain whether we will be able to secure such insurance on commercially reasonable terms, or at all. A product liability claim in excess of any insurance coverage we may obtain would have to be paid out of our cash reserves and could harm our business. In addition, any injunction or other restriction on our ability to sell against one of our product candidates could harm our business.

If we complete our development of any diagnostic tests, the marketing, sale and use of our tests could lead to the filing of product liability claims if someone were to allege that our product failed to perform as it was designed. A product liability claim could result in substantial damages and be costly and time consuming for us to defend. We cannot provide assurance that our product liability insurance would protect us from the financial impact of defending a product liability claim. Any product liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. Additionally, any product liability lawsuit could cause injury to our reputation, result in the recall of our product candidates, or cause current collaborators to terminate existing agreements and potential collaborators to seek other partners, any of which could impact our results of operations.

Our activities involve hazardous materials and may subject us to environmental liability or other costs.

Certain activities of our businesses involve the controlled use of limited quantities of hazardous, biological and radioactive materials and may generate biological waste. We and our manufacturers are subject to laws and regulations governing the use, manufacture, storage, handling and disposal of these materials and certain waste products. We cannot eliminate the risk of accidental contamination or discharge and liability for any resultant injury from these materials. We may be sued for any injury or contamination that results from our use or the use by third parties of these materials. In the event of an accident or if we otherwise fail to comply with applicable regulations, we could lose our permits or approvals or be held liable for damages or penalized with fines. Although we currently maintain limited insurance to cover claims related to hazardous materials or environmental liability claims, any claims in excess of our insurance coverage would be required to be paid out of our cash reserves and could harm our business, financial condition and results of operations. Compliance with environmental laws and regulations may be expensive, and current or future environmental regulations may impair our research, development and production efforts.

Risks Related To Our Common Stock

If we fail to comply with the continued listing requirements of the NASDAQ Global Market, our common stock may be delisted and the price of our common stock and our ability to access the capital markets could be negatively impacted.

Our common stock is currently listed for trading on the NASDAQ Global Market. We must satisfy NASDAQ’s continued listing requirements, including among other things, a minimum market value for listed securities of $50 million, a minimum stockholders’ equity of $10 million and a minimum bid price for our common stock of $1.00 per share, or risk delisting, which would have a material adverse effect on our business. On December 10, 2012, we received written notice from NASDAQ notifying us that for the preceding 30 consecutive business days, our Market Value of Listed Securities, or MLVS, had closed below the minimum $50 million requirement for continued listing on the NASDAQ Global Market and granting us a 180-day grace period to regain compliance. On December 27, 2012, we received subsequent written notice from NASDAQ that we had regained compliance with the MLVS rule for continued listing on the NASDAQ Global Market and the matter of non-compliance identified in NASDAQ’s December 10, 2012 notice to us was closed, because, for 10 consecutive business days, from December 11, 2012 to December 24, 2012, our MLVS was at least $50 million. A delisting of our common stock from the NASDAQ Global Market could materially reduce the liquidity of our common stock and result in a corresponding material reduction in the price of our common stock. In addition, delisting could harm our ability to raise capital through alternative financing sources on terms acceptable to us, or at all, and may result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities.

The trading market in our common stock has been extremely limited and substantially less liquid than the average trading market for a stock quoted on The NASDAQ Global Market. Additionally, the public float of our common stock is approximately 64% of our outstanding shares of common stock, which substantially reduces the liquidity of our common stock and contributes to the limited trading volume for our common stock.

Since our initial listing on The NASDAQ Global Market on February 4, 2011, the trading market in our common stock has been extremely limited and substantially less liquid than the average trading market for companies quoted on The NASDAQ Global Market. The quotation of our common stock on The NASDAQ Global Market does not assure that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for our common stock will develop in the future. An absence of an active trading market could adversely affect our stockholders’ ability to sell our common stock at current market prices in short time periods, or possibly at all. Additionally, market visibility for our common stock may be limited and such lack of visibility may have a depressive effect on the market price for our common stock.

The public float of our common stock is approximately 64% of our outstanding shares of common stock, which adversely affects the liquidity of the trading market for our common stock; in as much as federal securities laws restrict sales of our shares by these stockholders. If our affiliates continue to hold their shares of common stock, there will be limited trading volume in our common stock, which may make it more difficult for investors to sell their shares or increase the volatility of our stock price.

Our stock price is likely to be volatile and the market price of our common stock may drop.

Prior to our initial public offering in February 2011, there was not a public market for our common stock and having been a publicly traded company for only two years, it is too early to determine whether an active trading market will develop and continue. There is a limited history, exacerbated by low average daily trading volume, on which to gauge the volatility of our stock price. The stock markets and the markets for medical diagnostics and biotechnology stocks in particular, have experienced volatility that has often been unrelated to the operating performance of particular companies. Some of the many factors that may cause the market price of our common stock to fluctuate include:

•	our ability to commercialize the products, if any, that we are able to develop;

•	the progress and results of our product candidate development efforts;

•	actions taken by regulatory authorities with respect to our product candidates, or our sales and marketing activities;

•	regulatory developments in the United States, the European Union and other jurisdictions;

•	the outcome of legal actions to which we may become a party;

•	announcements concerning product development results or intellectual property rights of others;

•	announcements of technological innovations or new products by us or our competitors;

•	changes in financial estimates or recommendations by securities analysts;

•	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

•	restatements of our financial results and/or material weaknesses in our internal controls;

•	publication of research reports about us or the diagnostic products industry by securities or industry analysts;

•	fluctuations in our operating results; and

•	deviations in our operating results from the estimates of securities analysts or other analyst comments.

Any broad market fluctuations may adversely affect the trading price of our common stock. Investors may not be able to sell when they desire due to insufficient buyer demand and may realize less than, or lose all of, their investment.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our financial condition, operating results and reputation.

Insiders control a substantial amount of our outstanding common stock, which could delay or prevent a change in corporate control or result in the entrenchment of management and/or the board of directors.

Certain of our directors, principal stockholders and/or their affiliates, including Flagship Ventures, or Flagship, Gilde Europe Food & Agribusiness B.V., or Gilde, General Electric Pension Trust, or GE, Legg Mason Capital Management Special Investment Trust, Inc., or Legg Mason, SMALLCAP World Fund, Inc., or SMALLCAP and Stelios Papadopoulos control approximately 71% of our outstanding common stock as of December 31,

2012. Accordingly, these stockholders, if acting as a group, or Flagship, which alone controls approximately 30% of our outstanding common stock as of December 31, 2012, will have control or substantial influence over the outcome of corporate actions requiring stockholder approval, including the election of directors and the approval of significant corporate transactions, and they may in some instances exercise this control or substantial influence in a manner that advances their best interests and not necessarily those of other stockholders. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control, could deprive you of the opportunity to receive a premium for our common stock as part of a sale and could adversely affect the market price of our common stock.

In addition, certain of our directors and their affiliates have agreed to purchase an aggregate of $4.5 million of shares of common stock in this offering at the public offering price. As a result of our directors’ and their affiliates’ agreement to purchase additional shares of our common stock in this offering, the risks incident to our insiders’ substantial ability to control our business and operations, as well as to influence corporate actions, will be exacerbated.

The requirements of being a public company will require greater resources, increase our costs and distract our management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

As a public company with equity securities listed on The NASDAQ Global Market, we now incur significant legal, accounting and other expenses that we did not incur as a private company. We are required to comply with certain rules, regulations and requirements with which we were not required to comply prior to becoming a public company.

Complying with rules, regulations and requirements will require substantial effort on the part of our board of directors and management and will increase our costs and expenses. We will be required to:

•	institute a more formalized function of internal control over financial reporting;

•	prepare and distribute periodic and current public reports;

•	formalize old and establish new internal policies, such as those relating to disclosure controls and procedures and insider trading;

•	involve and retain to a greater degree outside counsel and accountants in the above activities; and

•	establish and maintain an investor relations function, including the provision of certain information on our website.

Compliance with these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these new rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage.

The securities laws require, among other things, that we implement and maintain effective internal control for financial reporting and disclosure. In particular, under current regulations, commencing with the year ending December 31, 2011, we began to perform system and process evaluation and testing of our internal control over financial reporting to allow management, and for our fiscal year ending December 31, 2012, our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. We expect to incur significant expense and devote substantial management effort toward ensuring compliance with these requirements. Moreover, if we are not able to comply with these requirements in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our common stock could decline and we could be subject to sanctions or investigations by The NASDAQ Stock Market, the Securities and Exchange Commission or other regulatory authorities, which would entail expenditure of additional financial and management resources.

If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our common stock adversely, the price and trading volume of our common stock could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts publish about us or our industry. If one or more of the analysts who cover us or our industry make unfavorable comments about our market opportunity or product candidates or downgrade our common stock, the market price of our common stock would likely decline. If one or more of these analysts ceases coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the market price of our common stock or trading volume to decline.

Raising additional capital may cause dilution to existing stockholders, restrict our operations or require us to relinquish rights.

We may seek the additional capital necessary to fund our operations through public or private equity offerings, debt financings, and collaborative and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, existing stockholders ownership interests will be diluted and the terms may include liquidation or other preferences that adversely affect their rights as a stockholder. Additional debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt, making capital expenditures, or declaring dividends. If we raise additional funds through collaboration and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or grant licenses on terms that are not favorable to us.

Because we do not intend to pay dividends for the foreseeable future, our stockholders will benefit from their investment in shares only if our common stock appreciates in value.

We have not paid dividends to our stockholders since our inception and we are currently prohibited from making any dividend payments under the terms of the Loan Agreement with our Lenders. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future. As a result, the success of an investment in our common stock will depend upon any future appreciation in their value.

Provisions of our certificate of incorporation, our bylaws and Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove the current members of our board and management.

Certain provisions of our restated certificate of incorporation and restated bylaws could discourage, delay or prevent a merger, acquisition or other change of control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. Furthermore, these provisions could prevent or frustrate attempts by our stockholders to replace or remove members of our board of directors. These provisions also could limit the price that investors might be willing to pay in the future for our common stock, thereby depressing the market price of our common stock. Stockholders who wish to participate in these transactions may not have the opportunity to do so. These provisions:

•	allow the authorized number of directors to be changed only by resolution of our board of directors;

•	establish a classified board of directors, such that not all members of the board of directors may be elected at one time;

•

authorize our board of directors to issue without stockholder approval preferred stock, the rights of which will be determined at the discretion of the board of directors that, if issued, could operate as a “poison pill” to dilute the stock ownership of a potential hostile acquirer to prevent an acquisition that is not approved by our board of directors;

•	require that stockholder actions must be effected at a duly called stockholder meeting and prohibit stockholder action by written consent;

•	establish advance notice requirements for stockholder nominations to our board of directors or for stockholder proposals that can be acted on at stockholder meetings;

•	limit who may call stockholder meetings; and

•

require the approval of the holders of 80% of the outstanding shares of our capital stock entitled to vote in order to amend certain provisions of our restated certificate of incorporation and restated bylaws.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which may, unless certain criteria are met, prohibit large stockholders, in particular those owning 15% or more of the voting rights on our common stock, from merging or combining with us for a prescribed period of time.

Risks Relating to Our Common Stock and This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could utilize the proceeds in ways that do not improve our results of operations or enhance the value of our common stock, and investors will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds. Our failure to apply these funds effectively could have a material adverse effect on our business, the commercialization of our products and cause the price of our common stock to decline. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the sale of 6,000,000 shares of common stock in this offering and the public offering price of $2.00 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $1.44 per share in the net tangible book value of the common stock. See the section entitled “Dilution” elsewhere in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

You will experience future dilution as a result of future equity offerings, including our committed equity offering with Aspire.

To raise additional capital, concurrently with this offering we have entered into a common stock purchase agreement with Aspire Capital Fund, LLC, or Aspire Capital. See subsection entitled “– Risks Related to Our Common Stock Purchase Agreement with Aspire Capital” below for a discussion of the additional risks associated with that offering. In addition, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in the Aspire Capital offering or any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to investors in this offering. Under terms of the Aspire Capital offering, we will be required to issue a specified number of shares of our common stock to Aspire Capital without any cash consideration upon the initial closing of the transaction. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. Additionally, as an investor in this offering, you may incur dilution as a result of grants of equity awards under our equity incentive plans, or upon exercise of options or warrants currently outstanding with exercise prices at or below the public offering price of our common stock in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our share price may be volatile and there may not be an active trading market for our common stock.

There can be no assurance that the market price of our common stock will not decline below its present market price or that there will be an active trading market for our common stock. The market prices of biotechnology companies have been and are likely to continue to be highly volatile. Fluctuations in our operating results and general market conditions for biotechnology stocks could have a significant impact on the volatility of our common stock price. We have experienced significant volatility in the price of our common stock. From January 1, 2012 through January 24, 2013, the share price of our common stock has ranged from a high of $12.80 to a low of $1.00. Factors contributing to such volatility include, but are not limited to:

•	results of preclinical studies and clinical trials;

•	information relating to the safety or efficacy of products or product candidates;

•	developments regarding regulatory filings;

•	developments regarding the reimbursement rates for our products;

•	announcements of new collaborations;

•	failure to enter into collaborations;

•	developments in existing collaborations;

•	our funding requirements and the terms of our financing arrangements;

•	technological innovations or new indications for our products and product candidates;

•	introduction of new products or technologies by us or our competitors;

•	sales and estimated or forecasted sales of products for which we receive royalties, if any;

•	government regulations;

•	developments in patent or other proprietary rights;

•	the number of shares issued and outstanding;

•	the number of shares trading on an average trading day;

•	announcements regarding other participants in the biotechnology and pharmaceutical industries; and

•	market speculation regarding any of the foregoing.

A substantial number of shares of our common stock may be sold in this offering, which could cause the price of our common stock to decline.

Sales of a substantial number of shares of our common stock in this offering and in the public market following this offering could cause the market price of our common stock to decline. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

Risks Related to Our Common Stock Purchase Agreement with Aspire Capital

The sale of our common stock to Aspire Capital would cause substantial dilution to our existing stockholders.

Concurrently with the offering described in this prospectus supplement, we entered into a Common Stock Purchase Agreement, or the Purchase Agreement, with Aspire Capital, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase, at our option, up to an aggregate of $12 million of shares of the Company’s common stock over the two-year term of the Purchase Agreement. In addition, upon entering into the Purchase Agreement, we issued commitment shares to Aspire Capital for no cash consideration, and we may sell additional shares to Aspire Capital under the Purchase Agreement. We anticipate that the shares we issue to Aspire Capital under the Purchase Agreement will later be sold by Aspire Capital over approximately the same two-year period although we have no control over their sales process. The sale of a substantial number of shares of our common stock by us to Aspire Capital will result in immediate dilution to our existing stockholders and to purchasers of common stock in the offering contemplated hereby.

The sale by us of shares to Aspire Capital under the Purchase Agreement could cause the price of our common stock to decline.

We may cause Aspire Capital to purchase all, some or none of the $12 million of common stock offered under the Purchase Agreement, up to a maximum of 4,106,071 total shares issued under the Purchase Agreement without stockholder approval. The purchase price for the common stock we may sell to Aspire Capital pursuant to the Purchase Agreement will fluctuate based on the trading price of our common stock in the public market. In addition, Aspire Capital may then sell all, some or none of the shares we issue to it under the Purchase Agreement. Depending upon market liquidity during that period, a resale of shares by Aspire Capital at any given time could cause the trading price of our common stock to decline. The sale of a substantial number of shares of our common stock by us to Aspire Capital or by Aspire Capital in the open market, or the anticipation of such sales, could cause the price of our common stock to decline and make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Securities regulations may restrict our ability to access the full amount of our committed equity facility with Aspire Capital.

Although we have entered into the Purchase Agreement with Aspire Capital for a maximum amount of $12 million, NASDAQ rules limit our ability to issue more than 19.99% of our currently outstanding shares to Aspire Capital without stockholder approval to exceed that amount. Similarly, SEC rules may also restrict our ability to readily access the full amount of the committed equity facility or to access the facility in a manner that would be meaningful to fund our operations and execute on our commercialization strategy to the extent we believe would be required to generate value for our stockholders. As a result, we may not realize the full value of the facility, which would undermine our ability to sufficiently address our need for additional capital, and our financial condition and results of operations would be negatively affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.

Such statements in connection with any discussion of future operations or financial performance are often identified by the use of words such as “may,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. Forward-looking statements include, but are not limited to, statements about: our estimates of future performance, including the expected commercialization of the automated versions of our galectin-3 test, other indications for our galectin-3 test, our CardioSCORE test and timing of the launch of our other product candidates; our ability to market, commercialize and achieve market acceptance for our cardiovascular diagnostic tests and any of our other product candidates that we are developing or may develop in the future; our ability to conduct the clinical studies required for regulatory clearance or approval and to demonstrate the clinical benefits and cost-effectiveness to support commercial acceptance of our product candidates; the timing, costs and other limitations involved in obtaining regulatory clearance or approval for any of our product candidates; the potential benefits of our cardiovascular diagnostic tests over current medical practices or other diagnostics; the willingness of third-party payers to reimburse for the cost of our tests; estimates of market sizes and anticipated uses of our cardiovascular diagnostic tests and our other product candidates; our ability to enter into collaboration agreements with respect to our cardiovascular diagnostic tests and our other product candidates and the performance of our collaborative partners under such agreements; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; the expected timing, progress or success of our research and development and commercialization efforts; our ability to successfully obtain sufficient supplies of samples for our biomarker discovery and development efforts; our ability to service the principal and interest amounts payable under our secured loan facility; and our estimates regarding anticipated operating losses, future revenue, expenses, capital requirements and our needs for additional financing. Such statements are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. For a summary of such factors, please refer to the section entitled “Risk Factors” beginning on page S-10 of this prospectus supplement, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any additional prospectus supplements and in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

You should read this prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we have authorized for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of 6,000,000 shares of our common stock offered hereby, at the public offering price of $2.00 per share will be approximately $11.1 million, or approximately $12.8 million if the underwriter exercises in full its over-allotment option to purchase additional shares of common stock, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The net proceeds of this offering are expected to be used for:

•	our operations, including, advancing commercialization of our cardiovascular diagnostic tests in the United States and Europe; and

•	other general corporate purposes, including, but not limited to, capital expenditures, licensing of intellectual property, repayment of indebtedness and working capital.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, technological advances and the competitive environment for our product candidates. As a result, our management will have broad discretion to allocate the net proceeds from this offering. We have no current plans, commitments or agreements with respect to any acquisitions and may not make any acquisitions. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

Based on our current operating plans, the estimated net proceeds from this offering, together with existing cash, cash equivalents and marketable securities and the availability of up to $12 million under our common stock purchase agreement with Aspire Capital, are expected to be sufficient to fund our operations through 2015.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as September 30, 2012 was approximately $2.7 million, or $0.13 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of September 30, 2012. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our common stock immediately after this offering.

After taking into account the sale by us of 6,000,000 shares of our common stock in this offering at the public offering price of $2.00 per share without any deduction for underwriting discounts and commissions but after deducting estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2012 would have been approximately $14.7 million, or $0.56 per share. This would represent an immediate increase in net tangible book value of $0.42 per share to existing stockholders and immediate dilution of $1.44 per share to investors purchasing our common stock in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share		$2.00
Net tangible book value per share as of September 30, 2012	$0.13
Increase per share attributable to investors purchasing our common stock in this offering	$0.42
As adjusted net tangible book value per share as of September 30, 2012, after giving effect to this offering		$0.56
Dilution in net tangible book value per share to investors purchasing our common stock in this offering		$1.44

If the underwriter exercises in full its option to purchase 900,000 additional shares of common stock at the public offering price of $2.00 per share, the pro forma as adjusted net tangible book value after this offering would be $0.60 per share, representing an increase in net tangible book value of $0.04 per share to existing stockholders and immediate dilution in net tangible book value of $1.40 per share to investors purchasing our common stock in this offering at the public offering price.

The amounts in this “Dilution” section are based on 20,498,062 shares outstanding as of September 30, 2012 and assume no exercise of outstanding options or warrants since that date. The number of common stock expected to be outstanding after this offering excludes, as of September 30, 2012:

•	2,784,777 shares of our common stock issuable upon exercise of stock options outstanding under our stock plans, at a weighted average exercise price of $6.28 per share;

•	1,086,343 shares of common stock issuable upon the exercise of outstanding warrants as of September 30, 2012, with a weighted-average exercise price of $0.83 per share;

•	888,211 shares of our common stock available for future grant or issuance pursuant to our stock plan and employee stock purchase plan.

To the extent options or warrants outstanding as of September 30, 2012 have been or may be exercised or other shares have been issued, there may be further dilution to investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

In addition to the shares we are issuing in this offering, we may issue up to an additional 4,106,071 shares, without obtaining stockholder approval, under our common stock purchase agreement with Aspire Capital. If we issue all of the shares which may be purchased under the common stock purchase agreement to Aspire Capital at the public offering price of $2.00 per share, our pro forma as adjusted net tangible book value as of September 30, 2012, which includes the issuance of the shares in the public offering reflected above, would have been approximately $22.9 million, or approximately $0.75 per share. This would represent an immediate increase in net tangible book value of $0.19 per share to existing stockholders and immediate dilution of $1.25 per share to investors purchasing our common stock in this offering at the public offering price.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock in the past and do not intend to declare or pay such dividends in the foreseeable future. Our long-term debt agreement prohibits the payment of cash dividends.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriter named below has agreed to purchase, and we have agreed to sell, the number of shares of common stock at the public offering price, less the underwriting discount, as set forth on the cover page of this prospectus supplement, as indicated below:

Underwriter	Number of Shares
Lazard Capital Markets LLC	6,000,000

Total:	6,000,000

The underwriter is offering the shares subject to their acceptance of the common stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to other conditions. The underwriter is obligated to take and pay for all of the shares offered by this prospectus supplement if any are purchased.

The underwriter has an option to buy up to additional 900,000 shares from us to cover sales by the underwriter which exceed the number of shares specified in the table above. The underwriter may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement. If any additional shares are purchased, the underwriter will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriter initially proposes to offer the shares directly to the public at the public offering price listed on the cover page of this prospectus supplement. After the initial offering of the shares, the offering price and other selling terms may from time to time be varied by the underwriter.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates.

Discount and Expenses

The following table summarizes the public offering price, underwriting discount and proceeds before expenses to us assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares:

		Total
	Per Share	Without Over- Allotment	With Over- Allotment
Public offering price	$2.00	$12,000,000	$13,800,000
Underwriting discount(1)	$0.12	$450,000	$558,000
Proceeds to us (before expenses)(1)	$1.88	$11,550,000	$13,242,000

(1)	The underwriter will not receive a discount or commission on the 2,250,000 shares sold to the directors or any affiliates of the directors participating in the offering.

The expenses of the offering, not including the underwriting discount, payable by us are estimated to be $465,000, which includes up to $200,000 that we have agreed to reimburse the underwriter for their legal fees and expenses incurred in connection with this offering. The relationship between Lazard Frères & Co. LLC and Lazard Capital Markets LLC is governed by a business alliance agreement between their respective parent companies. Pursuant to such agreement, Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith; however, such referral fee is not in addition to the fee paid by us to Lazard Capital Markets LLC described above.

No Sales of Similar Securities

We and each of our executive officers and directors, subject to certain exceptions, have agreed with the underwriter not to dispose of or hedge any of our shares of common stock or securities convertible into or exercisable or exchangeable for common stock for 90 days after the date of this prospectus without first obtaining the written consent of LCM. We have also agreed not to sell shares to Aspire Capital Fund, LLC under our committed equity facility with Aspire Capital for a period of 180 days from the date of the final prospectus relating to this offering. However, we may issue securities during the 90 day lock-up period in connection with (i), the issuance of equity awards pursuant to the Company’s benefit plans, qualified equity incentive plans or other compensation plans as such plans are in existence on the date hereof and described in the Prospectus or as hereafter approved by the shareholders of the Company, (ii) the issuance of Common Stock pursuant to the valid exercises or conversions of options, warrants or rights outstanding on the date hereof or granted after the date hereof under the pans described in clause (i) and (iii) the issuance of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock in connection with any arm’s-length, bona fide joint ventures, commercial relationships or other strategic transactions not involving any affiliates of the Company not to exceed 5% of the total outstanding shares immediately following the completion of the Offering. The 90-day “lock-up” period is subject to extension such that, in the event that either (i) during the last 17 days of the “lock-up” period, we issue an earnings or financial results release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the “lock-up” period, we announce that we will release earnings or financial results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” period will be extended until the expiration of the 18-day period beginning on the issuance of the earnings or financial results release or the occurrence of the material news or material event, as applicable, unless LCM waives, in writing, such an extension.

Indemnification

We and the underwriter have agreed to indemnify each other, and we have also agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement. We have also agreed to contribute to payments the underwriter may be required to make in respect of such liabilities.

Price Stabilization, Short Positions

In order to facilitate the offering of the shares, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriter may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriter must close out any short position by purchasing shares of common stock in the open market. A short position may be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchased in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of our common stock in the open market to stabilize the price of the common stock. These activities may raise or maintain the market price of our common stock above independent market levels or prevent or slow a decline in the market price of our common stock. The underwriter is not required to engage in these activities, and may end any of these activities at any time.

A prospectus in electronic format may be made available on websites maintained by the underwriter. The underwriter may agree to allocate a number of shares to other underwriters for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter on the same basis as other allocations.

NOTICE TO INVESTORS

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

The underwriter has represented and agreed that:

(a)	they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 or FSMA) received by them in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to us, and

(b)	they have complied with, and will comply with all applicable provisions of FSMA with respect to anything done by them in relation to the shares in, from or otherwise involving the United Kingdom.

European Economic Area

To the extent that the offer of the shares is made in any Member State of the European Economic Area that has implemented the Prospectus Directive before the date of publication of a prospectus in relation to the shares which has been approved by the competent authority in the Member State in accordance with the Prospectus Directive (or, where appropriate, published in accordance with the Prospectus Directive and notified to the competent authority in the Member State in accordance with the Prospectus Directive), the offer (including any offer pursuant to this document) is only addressed to qualified investors in that Member State within the meaning of the Prospectus Directive or has been or will be made otherwise in circumstances that do not require us to publish a prospectus pursuant to the Prospectus Directive.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) they have not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities,

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts, or

(c)

in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC, (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State. The expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The EEA selling restriction is in addition to any other selling restrictions set out below. In relation to each Relevant Member State, each purchaser of shares (other than the underwriter) will be deemed to have represented, acknowledged and agreed that it will not make an offer of shares to the public in any Relevant Member State, except that it may, with effect from and including the date on which the Prospectus Directive is implemented in the Relevant Member State, make an offer of shares to the public in that Relevant Member State at any time in any circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive, provided that such purchaser agrees that it has not and will not make an offer of any shares in reliance or purported reliance on Article 3(2)(b) of the Prospectus Directive. For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State has the same meaning as in the preceding paragraph.

Switzerland

This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The securities may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the securities may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the securities in Switzerland.

Listing on the NASDAQ Global Market and Transfer Agent and Registrar

Our shares of common stock are traded on The NASDAQ Global Market under the symbol “BGMD.” The transfer agent and registrar for our common stock is Computershare Trust Company.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Proskauer Rose LLP, New York, New York, will act as counsel to the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement and in the registration statement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov. Our common stock is listed on The NASDAQ Global Market, and you can read and inspect our filings at the offices of the Financial Industry Regulatory Authority at 1735 K Street, Washington, D.C. 20006.

This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.bg-medicine.com, through which you can access our SEC filings. The information contained on our website and any other website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and does not constitute a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Fin Find More Information.” The documents we are incorporating by reference are:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2011 filed on March 30, 2012;

•	our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2012 filed on May 15, 2012;

•	our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2012 filed on August 9, 2012;

•	our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2012 filed on November 13, 2012;

•

our current reports on Form 8-K filed on January 13, 2012, February 13, 2012, February 16, 2012, March 8, 2012 (only the portions of Items 8.01 and 9.01 deemed to be “filed”), March 26, 2012, May 15, 2012 (only the portions of Items 8.01 and 9.01 deemed to be “filed”), June 12, 2012, August 9, 2012 (only the portions of Items 8.01 and 9.01 deemed to be “filed”), September 12, 2012, October 23, 2012, November 13, 2012 (only the portions of Items 8.01 and 9.01 deemed to be “filed”), December 14, 2012, January 2, 2013, January 7, 2013 and January 24, 2013;

•	the portions of our definitive proxy statement on Schedule 14A that are deemed “filed” with the SEC under the Securities Exchange Act of 1934, as amended, filed on April 30, 2012;

•

the description of our common stock contained in our Registration Statement on Form 8-A filed on December 3, 2010, including any amendment or report filed for the purpose of updating such description; and

•

all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and before the termination of offerings under this prospectus are deemed to be incorporated by reference into, and to be a part of, this prospectus, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not considered “filed” under the Securities Exchange Act of 1934, as amended.

The SEC file number for each of the documents listed above is 001-33827.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the request of any such person, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests, whether written or oral, for such copies should be directed to: Investor Relations, BG Medicine, Inc., 610 Lincoln Street North, Waltham, Massachusetts 02451, (781) 890-1199.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

BG MEDICINE, INC.

$75,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $75,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Global Market under the symbol “BGMD.” On June 7, 2012, the last reported sale price of our common stock was $5.47 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 8, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “the Company,” “we,” “us,” “our” and similar terms refer to BG Medicine, Inc. and our subsidiaries.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

About BG Medicine, Inc.

We are a life sciences company focused on the discovery, development and commercialization of novel cardiovascular diagnostics to address significant unmet medical needs, improve patient outcomes and contain healthcare costs. Our first commercialized product, the BGM Galectin-3TM test for use in patients with heart failure, received clearance from the United States Food and Drug Administration, or FDA, in late 2010 and is commercially available in the United States, as well as in Europe under a CE Mark. This manual version of our test is being marketed in the United States through several regional and national laboratory testing facilities. In addition, we have partnered with four leading diagnostic instrument manufacturers which are developing automated instrument versions of our galectin-3 test, and we expect that, during 2012, the first of our partners will file for regulatory clearance in the United States and also begin marketing an automated version of the test in Europe under a CE Mark. In May 2012, we also submitted a 510(k) to extend the approved labeling indication for the BGM Galectin-3 test to include individuals in the general adult population who are at risk for developing heart failure, based on elevated levels of galectin-3. If we obtain clearance in the United States for this additional indication, we expect that the potential market for our galectin-3 test will increase significantly. In May 2012, we also obtained CE Mark in the European Union (EU) for this expanded indication for the BGM Galectin-3 test and we are working with our partners to begin commercialization in the EU. We are also developing CardioSCORE, a blood test designed to identify individuals at high risk for near-term, significant cardiovascular events, such as heart attack and stroke. In December 2011, we submitted a 510(k) premarket notification to the FDA in order to obtain regulatory clearance to market our CardioSCORE test in the United States. Our validation, or registration, study demonstrated that CardioSCORE has the potential to offer a significant improvement over conventional risk factor-based approaches for heart attack and stroke risk. We believe that our diagnostic tests will provide clinicians with improved information to better detect and characterize disease states. We believe that this information may enable physicians to achieve better patient outcomes and contain healthcare costs through, for example, earlier diagnosis, segmentation based on underlying disease processes, more accurate prognosis, more personalized treatment selection or monitoring of disease based on disease activity. We focus on blood-based tests due to the ease and low cost of access to evaluable samples for testing and the opportunity for repeat sampling to monitor changes in a patient’s medical condition.

We have developed our initial product candidates to address significant unmet needs in cardiovascular disease. Our first commercialized product, the BGM Galectin-3 test for heart failure, is a novel assay for measuring galectin-3 levels in blood plasma or serum. Galectin-3, a member of the galectin family of proteins, is a biomarker that has been shown to play an important role in heart failure. Heart failure is a condition caused by a combination of diseases or factors that damage or overwork the heart muscle, resulting in its inability to pump blood efficiently to meet the requirements of other body organs. This condition often leads to serious medical complications and is a leading cause of death. According to the American Heart Association, heart failure affects an estimated 5.8 million Americans, with an approximate 670,000 new cases occurring each year, and we believe the prevalence and incidence of heart failure are similar in Europe. In the United States alone, heart failure was expected to cost the healthcare system over an estimated $39 billion in 2010. We have measured galectin-3 in more than twelve studies involving over 8,000 patients with chronic or acute heart failure. In these studies, galectin-3 was found to be a strong independent predictor of mortality or unplanned hospitalization, the primary endpoints of the studies. We believe that the data from these studies indicate that heart failure patients with high levels of galectin-3 have a more progressive form of the disease, which we refer to as galectin-3-dependent heart failure. We believe that our galectin-3 test provides physicians with meaningful information that may lead to more clinically- and cost-effective management of heart failure patients. This test is indicated for use in conjunction with clinical evaluation as an aid in assessing the prognosis of patients diagnosed with chronic heart failure.

Although our manual BGM Galectin-3 test is an important element of our commercialization strategy, we believe that automated instrument versions of our test will be required for us to achieve broad customer acceptance and clinical adoption. In furtherance of our strategy to become a leading provider of high-value diagnostic tests that can be sold through leading diagnostic instrument manufacturers for use as novel assays on their existing automated diagnostic laboratory instruments, we have entered into worldwide development and commercialization agreements with Abbott Laboratories, or Abbott, Alere Inc., or Alere, bioMérieux SA, or bioMérieux, and Siemens Healthcare Diagnostics Inc., or Siemens, for the inclusion of our galectin-3 test on a variety of automated instruments, including point-of-care instruments. We believe that through these four partners we have broad access to all major segments of the immunoassays market: hospitals, private laboratories, reference laboratories and physician office laboratories. We believe that one of these laboratory instrument manufacturers will be in a position to submit a 510(k) premarket notification to the FDA in 2012 in order to obtain regulatory clearance to market automated instrument versions of our galectin-3 test in the United States. Subject to clearance from the FDA, we expect automated instrument versions of this test to be available for commercial use through two or more of these instrument manufacturers during 2013. We believe that it will take less time for laboratory instrument manufacturers to develop and obtain FDA regulatory clearance for an automated version of our galectin-3 test than it took for us to develop and receive FDA regulatory clearance for the manual version of the test, since only the method for performing the test will change. The automated version of the test will be designed in the same way and be indicated for the same use as the manual test, and the manual test will serve as the predicate device for the first automated test under the FDA’s 510(k) clearance requirements. As a result, we expect that the FDA will be able to rely on much of the data and information reviewed, and knowledge gained, during the clearance process for the manual version of our test, thereby reducing the time necessary to receive clearance for the automated version of the test. Notwithstanding these factors, the FDA may not clear the automated version of this test as and when we expect.

In May 2012, we submitted a 510(k) to extend the approved labeling indication for the BGM Galectin-3 test to include individuals in the general adult population who are at risk for developing heart failure based on elevated levels of galectin-3. If we obtain clearance in the United States for this additional indication, we expect that the potential market for our galectin-3 test will increase significantly. In May 2012, we also obtained CE Mark in the European Union (EU) for this expanded indication for the BGM Galectin-3 test and we are working with our partners to begin commercialization in the EU.

Our lead product candidate in development is CardioSCORE, previously known as AMIPredict ™, which is a multi-analyte biomarker-based blood test for atherothrombotic cardiovascular disease, commonly known as vulnerable plaque. This test is designed to identify patients with a high risk of suffering a near-term, significant cardiovascular event, such as heart attack or stroke. In December 2011, we submitted a 510(k) premarket notification to the FDA in order to obtain regulatory clearance to market our CardioSCORE test in the United States. In February 2012, we received a letter from the FDA regarding our 510(k) notification that requested additional information, including information regarding our clinical validation study and additional analytical study data. We are undertaking activities to respond to the FDA. Our response to the FDA is due no later than mid-August 2012. Based on anticipated future interactions with the FDA regarding the additional information requested, we expect to be able to better assess whether our goal of obtaining FDA clearance by year-end is achievable. We submitted our 510(k) notification for CardioSCORE following completion of our pivotal validation study, which demonstrated that CardioSCORE has the potential to offer a significant improvement over conventional risk factor-based diagnostics to measure heart attack and stroke risk, such as the Framingham Risk Score. The CardioSCORE test uses currently approved laboratory instrumentation and reagents that are available commercially. CardioSCORE is a proprietary in vitro diagnostic multivariate index assay that measures the levels of seven protein biomarkers in blood, and integrates the results to yield a single numerical score that is related to an individual’s near-term cardiovascular risk. The validation study for CardioSCORE, termed the BioImage Study, comprised a community-based cohort of 6,600 individuals. The results of the study demonstrated that CardioSCORE testing at baseline significantly predicted high risk of major cardiovascular events in both men and women, independent of other conventional risk factors for cardiovascular disease, such as cholesterol, blood pressure, smoking status, obesity, diabetes and age. We expect that the full results of the BioImage Study will be presented at a major scientific conference in 2012.

Our discovery efforts are focused on leveraging our proprietary technology platform and our initiatives and collaborations to discover new diagnostic tests for clinically and commercially important diseases. In contrast to the prevailing development approach in diagnostics in which companies identify commercial market opportunities for a product following a serendipitous discovery, our platform allows us to initiate a structured process for discovering biomarkers for high-value market opportunities in healthcare that we identify in conjunction with our partners, such as third-party payers. As part of our product development process for internally discovered and licensed biomarkers, we develop and optimize our own first generation assays, conduct clinical development studies utilizing these tests and then seek regulatory clearance or approval if the clinical studies are successful.

As part of our strategy, we plan to continue to use the patient samples and data generated from our existing and any new collaborations and initiatives to successfully advance the development and commercialization of our products. For example, in 2006 we initiated and are leading the HRP (“high-risk plaque”) initiative for atherothrombotic cardiovascular disease, which consists of a series of pre-competitive, multi-party research and development projects with Abbott, AstraZeneca, Merck, Philips and Takeda. As part of the HRP initiative, we have conducted several studies and related activities involving approximately 7,000 Humana members who provided biological specimens to which we have certain rights for our discovery and development projects that we conduct independent of this research initiative. In addition to the HRP initiative, in 2009, we entered into a five-year Cooperative Research and Development Agreement with the National Heart, Lung, and Blood Institute, part of the National Institutes of Health, or NHLBI, and Boston University to conduct certain biomarker discovery studies in the area of metabolic syndrome and atherosclerotic cardiovascular disease using samples and data from the Framingham Heart Study. We were selected for this collaboration through a peer-reviewed process by NHLBI and have certain rights to multivariate markers discovered as part of the joint research.

Additional Information

We maintain our operations at 610 Lincoln Street North, Waltham, Massachusetts 02451, and our phone number is (781) 890-1199. Our Internet website address is www.bg-medicine.com. The information contained on our website is not incorporated by reference into, and does not form any part of, this prospectus or any accompanying prospectus supplement. We have included our website address as a factual reference and do not intend it to be an active link to our website.

“BG Medicine,” the BG Medicine logo and BGM Galectin-3 are trademarks and service marks of BG Medicine, Inc. Other trademarks, service marks, trade names, logos and brand names identified in this prospectus are the property of their respective owners.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, are available free of charge through the investor relations page of our internet website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission.

Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, with a total value of up to $75,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	rates and times of payment of interest or dividends, if any;

•	redemption, conversion or sinking fund terms, if any;

•	voting or other rights, if any; and

•	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in BG Medicine. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as “may,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. Forward-looking statements include, but are not limited to, statements about: our estimates of future performance, including the expected commercialization of the automated versions of our galectin-3 test, other indications for our galectin-3 test, our CardioSCORE test and timing of the launch of our other product candidates; our ability to market, commercialize and achieve market acceptance for our cardiovascular diagnostic tests and any of our other product candidates that we are developing or may develop in the future; our ability to conduct the clinical studies required for regulatory clearance or approval and to demonstrate the clinical benefits and cost-effectiveness to support commercial acceptance of our product candidates; the timing, costs and other limitations involved in obtaining regulatory clearance or approval for any of our product candidates; the potential benefits of our cardiovascular diagnostic tests over current medical practices or other diagnostics; the willingness of third-party payers to reimburse for the cost of our tests; estimates of market sizes and anticipated uses of our cardiovascular diagnostic tests and our other product candidates; our ability to enter into collaboration agreements with respect to our cardiovascular diagnostic tests and our other product candidates and the performance of our collaborative partners under such agreements; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; the expected timing, progress or success of our research and development and commercialization efforts; our ability to successfully obtain sufficient supplies of samples for our biomarker discovery and development efforts; our ability to service the principal and interest amounts payable under our secured loan facility; and our estimates regarding anticipated operating losses, future revenue, expenses, capital requirements and our needs for additional financing. Such statements are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for our operations and our further development and commercialization of our existing diagnostic products, as well as the discovery of new biomarkers, and other general corporate purposes, including, but not limited to, repayment of existing indebtedness, working capital, intellectual property protection and enforcement, capital expenditures, investments, acquisitions and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on The Nasdaq Global Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Global Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. On May 24, 2012, we had 20,041,957 shares of common stock outstanding and approximately 35 stockholders of record.

The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our restated certificate of incorporation and our restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All shares of common stock outstanding as of the date of this prospectus and, upon issuance and sale, all shares of common stock that we may offer pursuant to this prospectus, will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Nasdaq Global Market

Our common stock is listed for quotation on The Nasdaq Global Market under the symbol “BGMD.”

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 5,000,000 shares of preferred stock, par value $0.001 per share. As of May 24, 2012, no shares of our preferred stock were outstanding or designated. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our restated certificate of incorporation and our restated bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference, if any, per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

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any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

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the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

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the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

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if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

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the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock, warrants or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	any applicable U.S. federal income tax considerations; and

•	whether the purchase contracts will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. T he particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants, rights or purchase contacts for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant, right or purchase contract included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Provisions of our Certificate of Incorporation and Bylaws

In addition to the board of directors’ ability to issue shares of preferred stock, our restated certificate of incorporation and restated bylaws contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our board of directors.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Classified board of directors; removal of directors for cause. Our restated certificate of incorporation and restated bylaws provide for our board of directors to be divided into three classes serving staggered terms. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire will be elected for a three-year term of office. All directors elected to our classified board of directors will serve until the election and qualification of their respective successors or their earlier resignation or removal. The board of directors is authorized to create new directorships and to fill such positions so created and is permitted to specify the class to which any such new position is assigned. The person filling such position would serve for the term applicable to that class. The board of directors (or its remaining members, even if less than a quorum) is also empowered to fill vacancies on the board of directors occurring for any reason for the remainder of the term of the class of directors in which the vacancy occurred. Members of the board of directors may only be removed for cause and only by the affirmative vote of 80% of our outstanding voting stock. These provisions are likely to increase the time required for stockholders to change the composition of the board of directors. For example, in general, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the board of directors. The provision for a classified board could prevent a party who acquires control of a majority of our outstanding common stock from obtaining control of our board of directors until our second annual stockholders meeting following the date the acquirer obtains the controlling stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.

Advance notice provisions for stockholder proposals. Our restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors, as well as procedures for including proposed nominations at special meetings at which directors are to be elected. Stockholders at our annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting, and who has complied with the procedures and requirements set forth in the bylaws. Although our bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the conduct of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Special meetings of stockholders. Special meetings of the stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors. Stockholders are not permitted to call a special meeting or to require our board of directors to call a special meeting.

No stockholder action by written consent. Our restated certificate of incorporation and restated bylaws do not permit our stockholders to act by written consent. As a result, any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

Super-majority stockholder vote required for certain actions. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our restated certificate of incorporation requires the affirmative vote of the holders of at least 80% of our outstanding voting stock to amend or repeal certain provisions of our restated certificate of incorporation. This 80% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. In addition, an 80% vote is also required for any amendment to, or repeal of, our restated bylaws by the stockholders. Our restated bylaws may be amended or repealed by a vote of a majority of the total number of authorized directors.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

•	prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status; or

•

upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Our restated certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and our restated certificate of incorporation and restated bylaws provide that we will indemnify our officers and directors to the fullest extent permitted by such law. We have also entered into indemnification agreements with our officers and directors and expect to enter into a similar agreement with any new officers and directors.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov. Our common stock is listed on The Nasdaq Global Market, and you can read and inspect our filings at the offices of the Financial Industry Regulatory Authority at 1735 K Street, Washington, D.C. 20006.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933, as amended, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.bg-medicine.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on March 30, 2012;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed on May 15, 2012;

•	our Current Reports on Form 8-K filed on January 13, 2012, February 16, 2012 (other than Item 2.02), March 8, 2012 (other than Item 2.02), March 26, 2012 and May 15, 2012 (other than Item 2.02);

•	the portions of our Definitive Proxy Statement on Schedule 14A filed on April 30, 2012 that are deemed “filed” with the SEC under the Exchange Act;

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the description of our common stock contained in our Registration Statement on Form 8-A filed on December 3, 2010, including any amendment or report filed for the purpose of updating such description; and

•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-33827.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, BG Medicine, Inc., 610 Lincoln Street North, Waltham, Massachusetts 02451, (781) 890-1199.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

6,000,000 shares

Common stock

Prospectus Supplement

Sole Book-Running Manager

LAZARD CAPITAL MARKETS

January 25, 2013